As filed with the Securities and Exchange Commission on June 24, 2014

Registration No. 333-196210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective
Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Teucrium Commodity Trust

(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

27-6715889

(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC

232 Hidden Lake Road

Building A

Brattleboro, Vermont 05301

Phone: (802) 257-1617

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale Riker

Chief Executive Officer

Teucrium Trading, LLC

232 Hidden Lake Road

Building A

Brattleboro, Vermont 05301

Phone: (802) 257-1617

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K Street, N. W.
Suite 1100, East Tower
Washington DC 20005-3317

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus and also relates to Registration Statement No. 333-167590.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common units of Teucrium Soybean Fund, a series of the Registrant	*	*	*	*

*	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward unsold securities previously registered in connection with File No. 333-167590. The Registrant previously registered 10,000,000 units in connection with File No. 333-167590, for which it paid $29,025 in registration fees. The amount of unsold units remaining that is being applied to this registration statement is 9,125,000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.

Teucrium Soybean Fund

9,125,000 Shares

Teucrium Soybean Fund (the “Fund” or “Us” or “We”) is a commodity pool that is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust.  The Fund issues common units representing fractional undivided beneficial interests in such Fund, called “Shares.”  The Fund offers creation baskets consisting of 25,000 Shares (“Creation Baskets”) at their net asset value (“NAV”) to “Authorized Purchasers” (as defined below).  Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create.  Authorized Purchasers sell such Shares, which are listed on the NYSE Arca exchange (“NYSE Arca”), to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for soybean interests.  A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution” – “Distributor and Authorized Purchasers,” on page 58. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  The Fund’s Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share.  Fund Shares are listed on the NYSE Arca under the symbol “SOYB.”

The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor”). The investment objective of the Fund is to have the daily changes in percentage terms of the Fund’s NAV per Share reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three soybean futures contracts.

This is a best efforts offering; the Distributor, Foreside Fund Services, LLC (the “Distributor”) is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to sell Shares.  An Authorized Purchaser is under no obligation to purchase Shares.  This is intended to be a continuous offering that will terminate on June 30, 2017, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules under the Securities Act of 1933.   See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks.  See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 14. The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per share	Per Basket
Price of the Shares*	$25.38	$634,500

* Based on closing net asset value on June 6, 2014. The price may vary based on net asset value in effect on a particular day. No commissions or discounts are paid to Authorized Purchasers in connection with the sale of Creation Baskets. The Sponsor pays certain fees to the Distributor. See “The Offering – Plan of Distribution” on page 58.

 The date of this prospectus is June 30, 2014.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 55 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

TEUCRIUM SOYBEAN FUND

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology.  All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements.  These statements are only predictions.  Actual events or results may differ materially.  These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.  Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments.  See “What Are the Risk Factors Involved with an Investment in the Fund?”  Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 14, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The telephone number is (802) 257-1617.  The Sponsor’s principal office is also located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, and its telephone number is also (802) 257-1617.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming a selling price of $24.67 (the NAV per Share as of March 31, 2014), is $0.98 or 3.97% of the selling price. For more information, see “Breakeven Analysis” below.

Overview of the Fund

Teucrium Soybean Fund (the “Fund” or “Us” or “We”), is a commodity pool that issues Shares that may be purchased and sold on the NYSE Arca.  The Fund is a series of the Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009.  The Fund is one of seven series of the Trust; each series operates as a separate commodity pool.  Additional series of the Trust may be created in the future. The Trust and the Fund operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed and is managed and controlled by the Sponsor, Teucrium Trading, LLC.  The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for soybeans (“Soybean Futures Contracts”) that are traded on the Chicago Board of Trade (“CBOT”).  Except as described in the following paragraph, the three Soybean Futures Contracts will be: (1) second-to-expire CBOT Soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT Soybean Futures Contract, weighted 30%, and (3) the CBOT Soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%.  (The weighted average of the three Soybean Futures Contracts is referred to herein as the “Benchmark,” and the three Soybean Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.”)

Soybean Futures Contracts traded on the CBOT expire on a specified day in seven different months: January, March, May, July, August, September and November.  However, there is generally a less liquid market for the Soybean Futures Contracts expiring in August (the “August Contract”) and September (the “September Contract” and, together with the August Contract, the “Excluded Contracts”), and the Sponsor has determined not to incorporate the Excluded Contracts into the Benchmark calculation.  Accordingly, during the period when the Excluded Contracts are the second-to-expire and third-to-expire Soybean Futures Contract, the fourth-to-expire and fifth-to-expire Soybean Futures Contracts will take the place of the second-to-expire and third-to-expire Soybean Futures Contracts, respectively, as Benchmark Component Futures Contracts.  Similarly, when the August Contract is the third-to-expire Soybean Futures Contract, the fifth-to-expire Soybean Futures Contract will take the place of the August Contract as a Benchmark Component Futures Contract, and when the September Contract is the second-

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to-expire Soybean Futures Contract, the third-to-expire and fourth-to-expire Soybean Futures Contracts will be Benchmark Component Futures Contracts.

The Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Soybean Futures Contracts traded on the CBOT, the Intercontinental Exchange (“ICE”) or on foreign exchanges.  In addition, and to a limited extent, the Fund also may invest in exchange-traded options on Soybean Futures Contracts and in soybean-based swap agreements that are cleared through the CBOT or its affiliated provider of clearing services (“Cleared Soybean Swaps”) in furtherance of the Fund’s investment objective.  Once position limits in Soybean Futures Contracts are applicable, the Fund’s intention is to invest first in Cleared Soybean Swaps to the extent practicable under the position limits applicable to Cleared Soybean Swaps and appropriate in light of the liquidity in the Cleared Soybean Swap market, and then in contracts and instruments such as cash-settled options on Soybean Futures Contracts and forward contracts, swaps other than Cleared Soybean Swaps, and other over-the-counter transactions that are based on the price of soybean and Soybean Futures Contracts (collectively, “Other Soybean Interests,” and together with Soybean Futures Contracts and Cleared Soybean Swaps, “Soybean Interests”).  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor will endeavor to cause the Fund’s performance to closely track that of the Benchmark.  The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor is also authorized to select futures commission merchants (“FCMs”) to execute the Fund’s transactions in Soybean Futures Contracts.

The Fund seeks to achieve its investment objective primarily by investing in Soybean Interests such that daily changes in the Fund’s NAV are expected to closely track the changes in the Benchmark.  The Fund’s positions in Soybean Interests will be changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark.  For example, five times a year (on the dates on which certain Soybean Futures Contracts expire), a particular Soybean Futures Contract will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly.  In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments typically may not be rolled entirely on that day, but rather may be rolled over a period of several days.

The following chart identifies the specific Soybean Futures Contracts that will be used in the calculation of the Benchmark at any point in a given year, based on the same 35%/30%/35% weighting methodology described above.

Period	Benchmark Component Futures Contracts
From expiration of January Year 0 contract until expiration of March Year 0 contract	May Year 0, July Year 0 and November Year 0
From expiration of March Year 0 contract until expiration of May Year 0 contract	July Year 0, November Year 0 and November Year 1
From expiration of May Year 0 contract until expiration of September Year 0 contract	November Year 0, January Year 1 and November Year 1
From expiration of September Year 0 contract until expiration of November Year 0 contract	January Year 1, March Year 1 and November Year 1
From expiration of November Year 0 contract until expiration of January Year 1 contract	March Year 1, May Year 1 and November Year 1

The Fund incurs certain expenses in connection with its operations, and holds most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark, because the Benchmark does not reflect expenses or income. Investors should be aware that because the Fund incurs certain expenses on an ongoing basis, they may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

In seeking to achieve the Fund’s investment objective of tracking the Benchmark, the Sponsor may for certain reasons cause the Fund to enter into or hold Soybean Futures Contracts other than the Benchmark

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Component Futures Contracts, Cleared Soybean Swaps and/or Other Soybean Interests.  For example, certain Cleared Soybean Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, Other Soybean Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Soybean Interests, can generally be structured as the parties to the Soybean Interest contract desire.  Therefore, the Fund might enter into multiple Cleared Soybean Swaps and/or over-the-counter Soybean Interests intended to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Soybean Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Soybean Interest, the performance of the Soybean Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  The Fund’s might also enter into or hold Soybean Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy in the preceding paragraph.  In addition, the Fund might enter into or hold Soybean Interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor endeavors to cause the Fund’s performance to closely track that of the Benchmark.

The Fund invests in Soybean Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Soybean Interests.  After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  Therefore, the focus of the Sponsor in managing the Fund is investing in Soybean Interests and in Treasury Securities, cash and/or cash equivalents.  The Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Fund’s custodian, the Bank of New York Mellon (the “Custodian”).

The Sponsor endeavors to place the Fund’s trades in Soybean Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor endeavors to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities will cause the Fund’s Share price on the NYSE Arca to track the Fund’s NAV per share.  The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that the changes in the price of the Fund’s Shares on the NYSE Arca will track, in percentage terms, changes in the Benchmark. This relationship may be affected by various market factors, including but not limited to, the number of shares of the Fund outstanding and the liquidity of the underlying holdings.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down.  The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the soybean market in a cost-effective manner.  Such investors may include participants in the soybean industry and other industries seeking to hedge the risk of losses in their soybean-related transactions, as well as investors seeking exposure to the soybean market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the soybean market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of soybean on the spot market.  Furthermore, as noted above, the Fund may also elect to invest in short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Soybean Interests and to invest cash not required to be used as margin or collateral.  The Fund does not expect there to be any meaningful correlation between the performance of

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the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of soybean or Soybean Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of soybean, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.  This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of soybean.  The Sponsor does not intend to operate the Fund in a fashion such that its per share NAV equals, in dollar terms, the spot price of a bushel or other unit of soybean or the price of any particular Soybean Futures Contract.

The Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share.  Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets. There are a minimum number of baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. As of March 31, 2014 these minimum levels for the Fund are 50,004 shares representing 2 baskets.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the investments described in this prospectus.  The Fund’s cash and investments are held through the Fund’s Custodian, in accounts with the Fund’s commodity futures brokers or in collateral accounts with respect to over-the-counter Soybean Interests.  There is no stated maximum time period for the Fund’s operations and the Fund will continue until all Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum number of Creation Baskets that can be sold. At some point, however, applicable position limits on Soybean Futures Contracts, Cleared Soybean Swaps or Other Soybean Interests may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to the Fund at that time will not enable it to meet its stated investment objective.

Shares may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca.  However, these transactions are effected at bid and ask prices established by specialist firm(s).  Like any listed security, Shares of the Fund can be purchased and sold at any time a secondary market is open.

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Soybean Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: Shares can be directly purchased from the Fund only in Creation Baskets and only by Authorized Purchasers.  Each Creation Basket consists of 25,000 Shares and therefore requires a significant financial commitment to purchase.  Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers.  Shares are listed and traded on the NYSE Arca under the ticker symbol “SOYB” and may be purchased and sold as individual Shares.  Individuals interested in purchasing Shares in the secondary market should contact their broker.  Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. There are a minimum number of

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baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. As of March 31, 2014 these minimum levels for the Fund are 50,004 shares representing 2 baskets.

The Shares

The Shares are registered as securities under the Securities Act of 1933 (the “1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there are no sinking funds. The Shares may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund Shares (“Shareholders”) generally do not have voting rights as discussed under “The Trust Agreement – Voting Rights” below. Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of the Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held. Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

The offering of Shares under this prospectus is a continuous offering under Rule 415 of the 1933 Act and will terminate on June 30, 2017. The offering may be extended beyond such date as permitted by applicable rules under the 1933 Act. The offering will terminate before such date or before the end of any extension period if all of the registered Shares have been sold. However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be registered and offered on an uninterrupted basis. This offering may also be suspended or terminated at any time for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable. See “Creation and Redemption of Shares – Rejection of Purchase Orders” below. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 25,000 Shares. Under the plan of distribution, the Fund does not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

The Fund’s Investments in Soybean Interests

A brief description of the principal types of Soybean Interests in which the Fund may invest is set forth below.

•	A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

•	A swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis. For instance, in the case of soybean swap, the Fund may be obligated to pay a fixed price per bushel of soybeans and be entitled to receive an amount per bushel equal to the current value of an index of soybean prices, the price of a specified Soybean Futures Contract, or the average price of a group of Soybean Futures Contracts such as the Benchmark. The Fund expects to invest primarily in Cleared Soybean Swaps, rather than over-the-counter soybean swaps.

The Fund may also invest to a lesser extent in the following types of Soybean Interests:

•	Swap agreements other than Cleared Soybean Swaps (i.e., over-the-counter soybean swaps).

•	A forward contract is an over-the-counter bilateral contract for the purchase of sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

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•	An option on a futures contract, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or commodity, as applicable, at a specified price on or before a specified date. The seller, or writer, of the option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Options on futures contracts, like the future contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts and commodities generally are individually negotiated, over-the-counter, bilateral contracts.

Unlike exchange-traded contracts, over-the-counter contracts expose the Fund to the credit risk of the other party to the contract.  (As discussed below, exchange-traded contracts may expose the Fund to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.)  The Sponsor does not currently intend to purchase and sell soybeans in the “spot market” for the Fund.  Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement period.  In addition, the Sponsor does not currently intend that the Fund will enter into or hold spot month Soybean Futures Contracts, except that spot month contracts that were formerly second-to-expire contracts may be held for a brief period until they can be disposed of in accordance with the Fund’s roll strategy.

Although the Fund has the ability to trade over-the-counter contracts and swaps, the Sponsor anticipates that 100% of the Fund’s assets will be used to trade futures.

A more detailed description of Soybean Interests and other aspects of the soybean and Soybean Interest markets can be found later in this prospectus.

As noted, the Fund invests in Soybean Futures Contracts, including those traded on the CBOT, and in Cleared Soybean Swaps cleared through the CBOT or its affiliates.  The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by such exchange and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 14.

•	Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

•	Investors may choose to use the Fund as a means of investing indirectly in soybeans, and there are risks involved in such investments. The risks and hazards that are inherent in soybean production may cause the price of soybean to fluctuate widely. Global price movements for soybean are influenced by, among other things: weather conditions, crop failure, production decisions, governmental policies, changing demand, the soybean harvest cycle, and various economic and monetary events. Soybean production is also subject to domestic and foreign regulations that materially affect operations.

•	To the extent that investors use the Fund as a means of investing indirectly in soybeans, there is the risk that the changes in the price of the Fund’s Shares on the NYSE Arca will not closely track the changes in spot price of soybeans. This could happen if the price of Shares traded on the NYSE Arca does not correlate closely with the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with changes in the Benchmark; or the changes in the Benchmark do not correlate closely with changes in the cash or spot price of soybeans. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Fund as a cost-effective way to invest indirectly in soybeans or as a hedge against the risk of loss in soybean-related transactions.

•

The Sponsor has limited experience operating commodity pools.  The Sponsor currently sponsors seven commodity pools (the Teucrium Funds), all of which have commenced operations.  Prior to June 9, 2010, the Sponsor had never operated a commodity pool.

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•	The price relationship between the near month Soybean Futures Contract to expire and the Benchmark Component Futures Contracts will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the total return of soybean price indices. In cases in which the near month contract’s price is lower than later-expiring contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in soybean prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration which could cause the Benchmark Component Futures Contracts, and therefore the Fund’s total return, to track lower. In cases in which the near month contract’s price is higher than later-expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in soybean prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.

•	Investors, including those who directly participate in the soybean market, may choose to use the Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

•	The Fund seeks to have the changes in its Shares’ NAV in percentage terms track changes in the Benchmark in percentage terms, rather than profit from speculative trading of Soybean Interests. The Sponsor therefore endeavors to manage the Fund so that the Fund’s assets are, unlike those of many other commodity pools, not leveraged (i.e., so that the aggregate amount of the Fund’s exposure to losses from its investments in Soybean Interests at any time will not exceed the value of the Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable. These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

•	The Fund may invest in Other Soybean Interests. To the extent that these Other Soybean Interests are contracts individually negotiated between their parties, they may not be as liquid as Soybean Futures Contracts and will expose the Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

•	The Fund invests primarily in Soybean Interests that are traded or sold in the United States. However, a portion of the Fund’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk. Trading in non-U.S. markets also leaves the Fund susceptible to fluctuations in the value of the local currency against the U.S. dollar.

•	The structure and operation of the Fund may involve conflicts of interest. For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves. In addition, the Sponsor has sole current authority to manage the investments and operations of the Fund, including the authority of the Sponsor to allocate expenses to and between the Funds. and the interests of the Sponsor may conflict with the Shareholders’ best interests.

•	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

•	The Fund pays fees and expenses that are incurred regardless of whether it is profitable.
•	The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading.
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The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Financial Condition of the Fund

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of the selling price per Share, assuming a selling price of $24.67 (the NAV per Share as of March 31, 2014), to equal the amount invested twelve months after the investment was made.  This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed selling price per Share	$24.67
Sponsor Fee (1.00%)(1)	$0.24
Creation Basket Fee(2)	$0.01
Estimated Brokerage Fees (3)	$0.01
Other Fund Fees and Expenses(4)	$0.73
Interest Income (5)	$(0.01)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$0.98
Percentage of selling price per Share	3.97%

(1)           The Fund is obligated to pay the Sponsor a management fee at the annual rate of 1.00% of the Fund’s average daily net assets, payable monthly. The Sponsor can elect to waive the payment of the fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

(2)           Authorized Purchasers are required to pay a Creation Basket fee of $250 for each order they place to create one or more baskets.  An order must be at least one basket, which is 25,000 Shares.  This breakeven analysis assumes a hypothetical investment in a single Share so the Creation Basket fee is $.01 (250/25,000).

(3)           The amount is based on actual brokerage fees for the Fund calculated on an annualized basis.

(4)           Other Fund Fees and Expenses are an estimate based on an allocation to the Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Distributor, costs related to regulatory compliance activities and other

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costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $4.3 million in assets, which was the approximate amount of assets as of March 31, 2014. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by the Fund can be changed at the discretion of the Sponsor.

(5) The Fund earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be 0.07% based on the interest rate on three-month Treasury Bills as of March, 2014. The actual rate may vary and not all assets of the Fund will earn interest.

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The Offering

Offering	The Fund will offer Creation Baskets consisting of 25,000 Shares through the Distributor to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 25,000 Shares at the Fund’s NAV. The Shares trade on the NYSE Arca.

Use of Proceeds	The Sponsor will apply substantially all of the Fund’s assets toward investing in Soybean Interests, Treasury Securities, cash and/or cash equivalents. The Sponsor deposits a portion of the Fund’s net assets with the FCM, Newedge USA, LLC, or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Soybean Interests. The Fund uses only Treasury Securities, cash and/or cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 10% of the Fund’s assets will normally be committed as margin for Soybean Futures Contracts and collateral for Cleared Soybean Swaps and Other Soybean Interests. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Fund’s assets are held in Treasury Securities, cash and/or cash equivalents by the Custodian. All interest income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“SOYB”

Creation and Redemption	Authorized Purchasers pay a $250 fee for one basket and a maximum fee of $500 per order to create Creation Baskets, and a $250 fee per basket redeemed. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability

While the Fund is currently one of seven separate series of the Trust, additional series may be created in the future.  The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series.  If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness

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or Shares, the creditor or shareholder could recover only from that particular series and its assets.  Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement	Individual certificates will not be issued for the Shares. Instead, Shares will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares will be held through DTC’s book-entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value	The NAV will be calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, the Fund’s administrator, The Bank of New York Mellon (the “Administrator”) will calculate the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day. NYSE Arca will calculate an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca for as long as the CBOT’s main pricing mechanism is open.

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Fund Expenses	The Fund pays the Sponsor a management fee at an annual rate of 1.00% of the Fund’s average daily net assets. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investor relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor bore the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, the Financial Industry Regulatory Authority ("FINRA") or any other regulatory body or self-regulatory organization (“SRO”). None of the costs and expenses related to the initial offer and sale of Shares, which totaled approximately $450,000 were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately 3.97% of the daily net assets of the Fund for the twelve-month period ending April 30, 2015, though this amount may change in future years. The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

General expenses of the Trust will be allocated among the existing Teucrium Funds and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Administrator, under certain circumstances.

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Termination Events	The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Trust, voting together as a single class, to dissolve the Trust, subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940, and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers	A list of Authorized Purchasers is available from the Distributor. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

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WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s, the Trust’s and the Sponsor’s financial statements and the related notes as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our current report on Form 8-K, dated April 7, 2014 which are incorporated by reference herein.

Risks Associated With Investing Directly or Indirectly in Soybeans

Investing in Soybean Interests subjects the Fund to the risks of the soybean market, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the soybean market because it invests in Soybean Interests.  The risks and hazards that are inherent in the soybean market may cause the price of soybeans to fluctuate widely.  If the changes in percentage terms of the Fund’s Shares accurately track the percentage changes in the Benchmark or the spot price of soybeans, then the price of its Shares will fluctuate accordingly.

•	The price and availability of soybeans is influenced by economic and industry conditions, including but not limited to supply and demand factors such as: crop disease; weed control; water availability; various planting, growing, or harvesting problems; severe weather conditions such as drought, floods, heavy rains, frost, or natural disasters that are difficult to anticipate and which cannot be controlled; uncontrolled fires, including arson; challenges in doing business with foreign companies; legal and regulatory restrictions; transportation costs; interruptions in energy supply; currency exchange rate fluctuations; and political and economic instability. Additionally, demand for soybeans is affected by changes in international, national, regional and local economic conditions, and demographic trends. The increased production of soybean crops in South America and the rising demand for soybeans in emerging nations such as China and India have increased competition in the soybean market.

•	The supply of soybeans could be reduced by the spread of soybean rust. Soybean rust is a wind-borne fungal disease that attacks soybeans. Although soybean rust can be killed with chemicals, chemical treatment increases production costs for farmers.

•	Soybean production is subject to United States and foreign policies and regulations that materially affect operations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, acreage control, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, the volume and types of imports and exports, and industry profitability. Additionally, soybean production is affected by laws and regulations relating to, but not limited to, the sourcing, transporting, storing and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products. Soybean producers also may need to comply with various environmental laws and regulations, such as those regulating the use of certain pesticides. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

•	Because processing soybean oil can create trans-fats, the demand for soybean oil may decrease due to heightened governmental regulation of trans-fats or trans-fatty acids. The U.S. Food and Drug Administration currently requires food manufacturers to disclose levels of trans-fats contained in their products, and various local governments have enacted or are considering restrictions on the use of trans-fats in restaurants. Several food processors have either switched or indicated an intention to switch to oil products with lower levels of trans-fats or trans-fatty acids.

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•	In recent years, there has been increased global interest in the production of biofuels as alternatives to traditional fossil fuels and as a means of promoting energy independence. Soybeans can be converted into biofuels such as biodiesel. Accordingly, the soybean market has become increasingly affected by demand for biofuels and related legislation.

•	The costs related to soybean production could increase and soybean supply could decrease as a result of restrictions on the use of genetically modified soybeans, including requirements to segregate genetically modified soybeans and the products generated from them from other soybean products.

•	Seasonal fluctuations in the price of soybeans may cause risk to an investor because of the possibility that Share prices will be depressed because of the soybean harvest cycle. In the futures market, fluctuations are typically reflected in contracts expiring in the harvest season (i.e., contracts expiring during the fall are typically priced lower than contracts expiring in the winter and spring). Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares when the Benchmark Component Futures Contracts are, in whole or part, Soybean Futures Contracts expiring in the fall.

An investment in the Fund is subject to correlation risk. Your return on an investment in the Fund may differ from the return of the Benchmark and depending on certain factors discussed below, you could incur a partial or total loss of your investment.

There is a risk that changes in the price of Shares on the NYSE Arca will not correlate with changes in the Fund’s NAV; that changes in the NAV will not correlate with changes in the price of the Benchmark; and/or changes in the price of the Benchmark will not correlate with changes in the spot price of soybeans. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in the Fund.

The Benchmark is not designed to correlate exactly with the spot price of soybeans and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of soybeans.  Therefore, you may not be able to effectively use the Fund to hedge against soybean-related losses or to indirectly invest in soybeans.

The Benchmark Component Futures Contracts reflect the price of soybeans for future delivery, not the current spot price of soybeans, so at best the correlation between changes in such Soybean Futures Contracts and the spot price of soybeans will be only approximate.  Weak correlation between the Benchmark and the spot price of soybeans may result from the typical seasonal fluctuations in soybean prices discussed above.  Imperfect correlation may also result from speculation in Soybean Interests, technical factors in the trading of Soybean Futures Contracts, and expected inflation in the economy as a whole.  If there is a weak correlation between the Benchmark and the spot price of soybeans, then the price of Shares may not accurately track the spot price of soybeans and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your soybean-related transactions or as a way to indirectly invest in soybeans.

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark.  If this were to occur, you may not be able to effectively use the Fund as a way to hedge against soybean-related losses or as a way to indirectly invest in soybeans.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in Soybean Interests so that the changes in percentage terms in the NAV closely correlate with the changes in percentage terms in the Benchmark.  However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below:

•	The Fund does not intend to invest only in the Benchmark Component Futures Contracts. While its investments in Soybean Futures Contracts other than the Benchmark Component Futures Contracts, Cleared Soybean Swaps and Other Soybean Interests would be for the purpose of causing the Fund’s performance to track that of the Benchmark most effectively and efficiently, the performance of these Soybean Interests may not correlate well with the performance of the Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts. Additionally, if the trading market for Soybean Futures Contracts is suspended or closed, the Fund may not be able to purchase these investments at the last reported price for such investments.

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•	The Fund incurs certain expenses in connection with its operations, and holds most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark.

•	The Sponsor may not be able to invest the Fund’s assets in Soybean Interests having an aggregate notional amount exactly equal to the Fund’s NAV. As a standardized contract, a single Soybean Futures Contracts or Cleared Soybean Swap is for a specified amount of soybean, and the Fund’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of that amount. In such case, the Fund could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (For example, assuming the Fund receives $562,750 for the sale of a Creation Basket and that the value (i.e., the notional amount) of a Soybean Futures Contract is $62,600, the Fund could only enter into 8 Soybean Futures Contracts with an aggregate value of $500,800). While the Fund may be better able to achieve the exact amount of exposure to the soybean market through the use of over-the-counter Other Soybean Interests, there is no assurance that the Sponsor will be able to continually adjust the Fund’s exposure to such Other Soybean Interests to maintain such exact exposure. Furthermore, as noted above, the use of Other Soybean Interests may itself result in imperfect correlation with the Benchmark. Any amounts not invested in Soybean Interests are held in short-term Treasury Securities, cash and/or cash equivalents.

•	As Fund assets increase, there may be more or less correlation. On the one hand, as the Fund grows it should be able to invest in Soybean Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV. For example, if the Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the soybean market. On the other hand, if the Fund’s NAV is equal to 100.9 times the value of a single Soybean Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure. However, at certain asset levels the Fund may be limited in its ability to purchase Soybean Futures Contracts due to position limits or accountability levels imposed by the CFTC or the relevant exchanges. In these instances, the Fund would likely invest to a greater extent in Soybean Interests not subject to these position limits or accountability levels. To the extent that the Fund invests in Cleared Soybean Swaps and Other Soybean Interests, the correlation between the Fund’s NAV and the Benchmark may be lower. In certain circumstances, position limits or accountability levels could limit the number of Creation Baskets that will be sold.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against soybean-related losses or indirectly invest in soybeans.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s Shares. If this variation occurs, then you may not be able to effectively use the Fund to hedge against soybean-related losses or to indirectly invest in soybeans.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term.  There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV.  This could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of soybeans, even if the Fund’s NAV was closely tracking movements in the spot price of soybeans.  If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your soybean-related transactions or to indirectly invest in soybeans.

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The Fund may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss.  This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of soybeans.  The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates.  The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates.  While the short-term nature of the Fund’s investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the Treasury Securities and cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund may not always be able to liquidate its positions in its investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Soybean Interests.  In addition, over-the-counter contracts and cleared swaps may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent.  Conversely, a counterparty may give its consent, but the Fund still may not be able to transfer an over-the-counter Soybean Interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its soybean production or exports, or in another major export, can also make it difficult to liquidate a position.  Unexpected market illiquidity may cause major losses to investors at any time or from time to time.  In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasury Securities, cash and/or cash equivalents that it holds to meet its liquidity needs.  The anticipated large value of the positions in Soybean Interests that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity.  Because Soybean Interests may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that soybean purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose Other Soybean Interests.

The changing nature of the participants in the soybean market will influence whether futures prices are above or below the expected future spot price.  Soybean producers will typically seek to hedge against falling soybean prices by selling Soybean Futures Contracts.  Therefore, if soybean producers become the predominant hedgers in the futures market, prices of Soybean Futures Contracts will typically be below expected future spot prices.  Conversely, if the predominant hedgers in the futures market are the purchasers of soybeans who purchase Soybean Futures Contracts to hedge against a rise in prices, prices of Soybean Futures Contracts will likely be higher than expected future spot prices.  This can have significant implications for the Fund when it is time to sell a Soybean Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Soybean Futures Contract or to sell a Soybean Futures Contract to meet redemption requests.

While the Fund does not intend to take physical delivery of soybeans under its Soybean Interests, the possibility of physical delivery impacts the value of the contracts.

While it is not the current intention of the Fund to take physical delivery of soybeans under its Soybean Interests, Soybean Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and some Other Soybean Interests.  Storage costs associated with purchasing soybeans could result in

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costs and other liabilities that could impact the value of Soybean Futures Contracts or certain Other Soybean Interests.  Storage costs include the time value of money invested in soybeans as a physical commodity plus the actual costs of storing the soybeans less any benefits from ownership of soybeans that are not obtained by the holder of a futures contract.  In general, Soybean Futures Contracts have a one-month delay for contract delivery and back month contracts (the back month is any future delivery month other than the spot month) include storage costs.  To the extent that these storage costs change for soybeans while the Fund holds Soybean Interests, the value of the Soybean Interests, and therefore the Fund’s NAV, may change as well.

 The price relationship between the Benchmark Component Futures Contracts at any point in time and the Soybean Futures Contracts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of soybean price indices.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change five times per year, and the Fund’s investments must be rolled periodically to reflect the changing composition of the Benchmark.  For example, when the second-to-expire Soybean Futures Contract becomes the first-to-expire contract, such contract will no longer be a Benchmark Component Futures Contract and the Fund’s position in it will no longer be consistent with tracking the Benchmark.  In the event of a soybean futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in soybean prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.  As a result the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis.  Conversely, in the event of a soybean futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in soybean prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones.  The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of soybean.  In the event of a prolonged period of contango, and absent the impact of rising or falling soybean prices, this could have a significant negative impact on the Fund’s NAV and total return.

Regulation of the commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Funds, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of soybeans may use the Fund as a vehicle to hedge the risk of losses in their soybean-related transactions.  There are several risks in connection with using the Fund as a hedging device.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.  For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must

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recognize the risk that the price may instead decline.  If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit.  Thus, the hedger forgoes the opportunity to profit from favorable price movements.  In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Soybean Interests as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for soybean products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard futures contracts available for trading.  Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

In addition, using an investment in the Fund as a hedge for changes in food costs generally may not be successful because changes in the price of soybeans may vary substantially from changes in the prices of other food products.  In addition, the price of soybeans and the Fund’s NAV would not reflect the refining, transportation, and other costs that are specific to the hedger.

An investment in the Fund may provide you little or no diversification benefits.  Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

We can not predict to what extent the performance of Soybean Interests will or will not correlate to the performance of other broader asset classes such as stocks and bonds.  If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares.  In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on soybean and Soybean Interest prices than on traditional securities and broader financial markets.  These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other.  There is no historic evidence that the spot price of soybeans and prices of other financial assets, such as stocks and bonds, are negatively correlated.  In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940.  Accordingly, you do not have the protections afforded by that statute, which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has limited experience operating commodity pools.

While certain of the Sponsor’s principals and employees have experience with investing in Soybean Interests and other commodity interests, the Sponsor was formed for the purpose of sponsoring the Trust and serving as the Teucrium Funds’ commodity pool operator and has limited experience operating commodity pools.  The

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Sponsor currently sponsors seven Teucrium Funds all of which have commenced operations as of the date hereof, but none of the Teucrium Funds had commenced operations prior to June 9, 2010.

In light of this limited experience, each of the Teucrium Funds has limited past performance available for your review.  Furthermore, the past performance of the other Teucrium Funds will not necessarily reflect their future performance or the future performance of this Fund.  If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Dale Riker, Mr. Steve Kahler and Ms. Barbara Riker.  If Mr. Gilbertie, Mr. Riker, Mr. Kahler or Ms. Riker were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund.  To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund, the other Teucrium Funds, and any other series of the Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors.  If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations.  If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

Position limits and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against soybean-related losses or as a way to indirectly invest in soybeans.

The CFTC and U.S. designated contract markets may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control.  For example, the current position limit for investments at any one time in the Soybean Futures Contracts are 600 spot month contracts, 15,000 contracts expiring in any other single month, and 15,000 total for all months.  Cleared Soybean Swaps (i.e., Soybean Calendar Swaps as currently offered on the CBOT) are subject to position limits that are similar to, but currently measured separately from, the limits on Soybean Futures Contracts.  The position limits for Cleared Soybean Swaps are 15,000 contracts expiring in any other single month, and 15,000 total for all months. These position limits are fixed ceilings that the Fund would not be able to exceed without specific CFTC authorization

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits, the exchanges set daily price fluctuation limits on futures contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

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There are no independent advisers representing Fund investors.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and Fund.  No counsel has been appointed to represent you in connection with the offering of Shares.  Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature and it is possible that the Sponsor may make errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers and employees do not necessarily devote their time exclusively to the Fund. These persons may be directors, officers or employees of other entities.  They could have a conflict between their responsibilities to the Fund and to those other entities.

In addition, the Sponsor’s principals, officers or employees may trade futures and related contracts for their own accounts.  A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades using the clearing broker to be used by the Fund.  A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds.  Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor.  Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs.  Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter.  Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business.  Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions.  While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets.  The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be.  That means the Sponsor may require the assets of the Fund to be sold in

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order to cover losses or liability suffered by the Sponsor or by the Trustee.  Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment.  However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time.  The Sponsor was formed for the purpose of sponsoring the Fund and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund.  If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected.  If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement.  For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor.  In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent.  As of the date of this prospectus, the Fund pays the fees, costs, and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to the NAV, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions).  In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).  The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds.  The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained

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for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof.  Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series.  The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance.  The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund property.  The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional Soybean Interests rather than distributing cash to Shareholders.  Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders.  You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.  Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Soybean Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax.  Cash distributions may be made in these and similar instances.

There is a risk that the Fund will not earn gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

The Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage charges and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Distributor), resulting in a total estimated expense ratio of approximately 3.97% of net assets. These fees and expenses must be paid in all events, regardless of whether the Fund’s activities are profitable. Accordingly, the Fund must realize interest income and/or gains on Soybean Interests sufficient to cover these fees and expenses before it can earn any profit.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the commencement of operations (September 19, 2011) were paid by the Sponsor.  These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares.  As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations.  If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

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The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund.  In addition, the agreements between the Fund and its third-party service providers, such as the Distributor and the Custodian, are generally terminable at specified intervals.  Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate.  Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Fund; however, it reserves the right to employ them in the future.  The only advisor to the Fund is the Sponsor.  A lack of independent trading advisors may be disadvantageous to the Fund because it will not receive the benefit of their expertise.

The Net Asset Value calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts.  Under normal circumstances, the NAV reflects the quoted CBOT settlement price of open futures contracts on the date when the NAV is being calculated.  In instances when the quoted settlement price of futures contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, the Sponsor will recalculate the NAV where necessary to reflect the “fair value” of a Futures Contract when the Futures Contract closes at its price fluctuation limit for the day.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation.

The financial markets have recently been in a period of disruption and recession and these conditions may not improve in the near future.

A period of recession for the economy as a whole began in 2008, and the financial markets experienced very difficult conditions and volatility during that period.  The conditions in these markets resulted in a decrease in availability of corporate credit and liquidity and led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and contributed to further consolidation within the financial services industry.  A continued recession or a slow recovery could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve the Fund’s investment objective.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, or market- makers which could adversely affect the market price of the Shares.

In the event that one or more Authorized Purchasers that are actively involved in purchasing and selling Shares cease to be so involved, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment. In addition, a decision by a market maker or lead market maker to cease activities for the Fund could adversely affect liquidity, the spread between the

24

bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There are a minimum number of baskets and associated Shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more redemptions by an Authorized Purchaser until there has been a Creation Basket. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. As of March 31, 2014, these minimum levels for the Fund are 50,004 Shares representing two baskets.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Shares of the Fund or postpone the redemption settlement date:  (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets is not reasonably practicable; (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders; (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CBOT from which the NAV of the Fund is calculated will be priced at a daily price limit restriction; or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., two baskets of 25,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder.  For example, the resulting delay may adversely affect the value of the Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay.  The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

Any postponement, suspension or rejection of a redemption order could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of a Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded Soybean Interests must maintain customers’ assets in a bulk segregated account.  If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy.  In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers.  The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Soybean Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business.  A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

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The failure or insolvency of the Fund’s Custodian could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in short-term Treasury Securities, cash and/or cash equivalents with the Custodian.  The insolvency of the Custodian could result in a complete loss of the Fund’s assets held by the Custodian, which, at any given time, would likely comprise a substantial portion of the Fund’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights.  Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights.  As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights.  Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Sponsor has a patent on certain business methods and procedures used with respect to the Fund.  The Sponsor utilizes certain proprietary software.  Any unauthorized use of such proprietary software business methods and/or procedures could adversely affect the competitive advantage of the Sponsor or the Fund and/or cause the Sponsor to take legal action to protect its rights.

The success of the Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses on such transactions.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation.  The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to the Fund’s clearing brokers.  In addition, it is possible that a computer or software program may malfunction and cause an error in computation.  Any failure, inaccuracy or delay in executing the Fund’s transactions could affect its ability to achieve its investment objective.  It could also result in decisions to undertake transactions based on inaccurate or incomplete information.  This could cause substantial losses on transactions.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them.  Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail.  Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete.  In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers.  As a result, if these third parties upgrade their systems, the

26

Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Fund’s future success may depend on the Fund’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities.  Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions.  This could have a material adverse effect on revenues and materially reduce the Fund’s available capital.  For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark.  Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed.  This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a natural disaster, terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

The operations of the Fund, the exchanges, brokers and counterparties with which Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a natural disaster, major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives and political unrest continue to fuel this concern.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

Risk of Leverage and Volatility

If the Sponsor causes or permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.  This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate notional amount in excess of the commodity pool’s assets.  While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool.  While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust

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Agreement.  If the Sponsor was to cause or permit the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

The price of soybeans can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for soybeans are influenced by, among other things, weather conditions, crop disease, transportation difficulties, various planting, growing and harvesting problems, governmental policies, changing demand, and seasonal fluctuations in supply.  More generally, commodity prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants.  Because the Fund invests primarily in interests in a single commodity, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade over-the-counter Soybean Interests, such as forward contracts or swaps. The markets for over-the-counter contracts will continue to rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general historically, forward contracts have not been cleared or guaranteed by a third party. While increased regulation of over-the-counter Commodity Interests is likely to result from changes that are required to be effectuated by the Dodd-Frank Act, there is no guarantee that such increased regulation will be effective to reduce these risks.

The Fund will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Fund.

The Fund faces the risk of non-performance by the counterparties to the over-the-counter contracts.  Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  As a result, there will be greater counterparty credit risk in these transactions.  A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.  During any such period, the Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Fund’s NAV.  The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

The Fund may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than Futures Contracts or cleared swaps. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC

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derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The foregoing liquidity risks could impact adversely affect the Fund’s ability to meet its investment objective.

Risk of Trading in International Markets

Trading in international markets would expose the Fund to credit and regulatory risk.

A significant portion of the Soybean Futures Contracts entered into by the Fund are traded on United States exchanges including the CBOT.  However, a portion of the Fund’s trades may take place on markets or exchanges outside the United States.  Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.  Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  As a result, in these markets, the Fund has less legal and regulatory protection than it does when it trades domestically. Currently the Fund does not place trades on any markets or exchanges outside of the United States and does not anticipate doing so in the foreseeable future.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk.  Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability.  An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Fund to foreign exchange risk.

The price of any non-U.S. Soybean Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised.  As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Fund even if the contract is profitable.

The Fund’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics.  In addition, the Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares.  You will be required to pay U.S. federal

29

income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions.  Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year.  This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse tax consequences for you.

The Fund is treated as a partnership for United States federal income tax purposes.  The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund is in many respects uncertain.  The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses.  These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service (the “IRS”) will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.  If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes.  Although the Sponsor anticipates that the Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured.  The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes.  If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates.  In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any distributions would be taxable to Shareholders as dividend income.  Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

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THE OFFERING

The Fund in General

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  Currently, the Trust has seven series that are separate operating commodity pools: the Teucrium Soybean Fund, the Teucrium Corn Fund, the Teucrium Sugar Fund, the Teucrium Wheat Fund, the Teucrium Natural Gas Fund, the Teucrium WTI Crude Oil Fund, and the Teucrium Agricultural Fund.  Additional series of the Trust may be created in the future at the Sponsor’s discretion.  The Fund maintains its main business office at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The Fund is a commodity pool.  It operates pursuant to the terms of the Trust Agreement, which is dated as of October 21, 2010 and grants full management control to the Sponsor.

The Fund is publicly traded, and seeks to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the price of soybeans for future delivery, as measured by the Benchmark.  The Fund invests in a mixture of listed Soybean Futures Contracts, Cleared Soybean Swaps, Other Soybean Interests, short-term Treasury Securities, cash and cash equivalents.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company.  The principal office of the Sponsor and the Trust are located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009.

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  Currently, the Trust has seven series that are separate operating commodity pools: the Teucrium Soybean Fund, the Teucrium Corn Fund, the Teucrium Sugar Fund, the Teucrium Wheat Fund, the Teucrium Natural Gas Fund, the Teucrium WTI Crude Oil Fund, and the Teucrium Agricultural Fund (“TAGS”). See “Prior Performance of the Sponsor and Affiliates” on page 34 for more information about the performance of the Teucrium Funds. Aside from establishing these series, operating those series and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any other business activity.  Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, the Fund, and any other series of the Trust that may from time to time be established and designated by the Sponsor.  The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements.  The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities.  Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Distributor, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust.  The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports.  No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares.  See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund, www.teucriumsoybfund.com, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor receives a fee as compensation for services performed under the Trust Agreement.  The Sponsor’s fee accrues daily and is paid monthly at an annual rate of 1.00% of the average daily net assets of the Fund.  The Sponsor receives no compensation from the Fund other than such fee.  For the period from January 1,

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2013 through December 31, 2013, the Fund paid approximately $61,250 in management fees to the Sponsor. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor bore the costs and expenses related to the registration of the Shares.  None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $450,000, were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor.  If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor.  Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.”  The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor.  Messrs. Gilbertie and Riker each currently own 45% of the Sponsor’s Class A membership interests.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and the Fund) is managed by the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and will have general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Fund and each of the Teucrium Funds. The Chief Operating Officer has assumed primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer acts as the Sponsor’s principal financial and accounting officer, which position includes the functions previously performed by the Treasurer of the Sponsor, and administers the Sponsor’s regulatory compliance programs. Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members). The Sponsor has no board of directors, and the Trust has no board of directors or officers. The three Class A members of the Sponsor are Sal Gilbertie, Dale Riker and Carl N. Miller III.

The Officers of the Sponsor, two of whom are also Class A members of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception and its Chief Investment Officer since September 2011, was approved by the NFA as a principal of the Sponsor on September 23, 2009, and was registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 653A Garcia, Santa Fe, New Mexico 87505. Effective July 16, 2012, Mr. Gilbertie was registered with the NFA as the Branch Manager for this location. Since October 18, 2010, Mr. Gilbertie has been an associated person of the Distributor under the terms of the Securities Activities and Services Agreement (“SASA”) between the Sponsor the and Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution”. From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, an FCM and broker-dealer registered with the CFTC and the SEC (whose business is described in greater detail below under “The Service Providers”), where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities. (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., a FCM and an affiliate of Newedge USA, LLC.) From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank. While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day-to-day activities of the business and the portfolio of both companies. Mr. Gilbertie is 54 years old.

Dale Riker has been the Secretary of the Sponsor since January 2010, and its Chief Executive Officer since September 2011, was approved by the NFA as a principal of the Sponsor on October 29, 2009, and was registered as an associated person of the Sponsor on February 17, 2010. He maintains his main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301 and is responsible for the overall strategic direction of the Sponsor and has

32

general control of its business. Mr. Riker was Treasurer of the Sponsor from its inception until September 2011. From February 2005 to the present, Mr. Riker has been President of Cambial Emerging Markets LLC, a consulting company specializing in emerging market equity investment. As President of Cambial Emerging Markets LLC, Mr. Riker had responsibility for business strategy, planning and operations. From July 1996 to February 2005, Mr. Riker was a private investor. Mr. Riker is married to the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of the Sponsor, Barbara Riker. Mr. Riker is 56 years old.

Barbara Riker began working for the Sponsor in July 2010 providing accounting and compliance support. She has been the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer for Teucrium since September 2011, was approved by the NFA as a principal of the Sponsor on October 19, 2011, and has a background in finance, accounting, investor relations, corporate communications and operations. She maintains her main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301. From September 1980 to February 1993, Ms. Riker worked in various financial capacities for Pacific Telesis Group, the California-based Regional Bell Operating Company, and its predecessors. In February 1993, with the spin-off of AirTouch Communications from Pacific Telesis Group, Ms. Riker was selected to lead the Investor Relations team for the global mobile phone operator. In her capacity as Executive Director – Investor Relations and Corporate Communications from February 1993 to June 1995, AirTouch completed its initial public offering and was launched as an independent publicly-traded company. In June 1995, she was named Chief Financial Officer of AirTouch International and, in addition to her other duties, served on the board of several of the firm’s joint ventures, both private and public, across Europe. In June 1997, Ms. Riker moved into an operations capacity as the District General Manager for AirTouch Paging’s San Francisco operations. In February 1998 she was named Vice President and General Manager of AirTouch Cellular for Arizona and New Mexico. Ms. Riker retired in July 1999, coincident with the purchase of AirTouch by Vodafone PLC and remained retired until she began working for the Sponsor. Ms. Riker graduated with a Bachelor of Science in Business Administration from Cal State – East Bay in 1980. Ms. Riker is married to the Chief Executive Officer of the Sponsor, Dale Riker. Ms. Riker is 56 years old.

Steve Kahler , Chief Operating Officer, began working for the Sponsor in November 2011 as Managing Director in the trading division. He became the Chief Operating Officer on May 24, 2012 and has primary responsibility for the Trade Operations for the Funds. He maintains his main business office at 13520 Excelsior Blvd., Minnetonka, MN 55345. Mr. Kahler was registered as an Associated Person of the Sponsor on November 25, 2011, approved as a Branch Manager of the Sponsor on March 16, 2012 and approved by the NFA as a Principal of the Sponsor on May 16, 2012. Since January 18, 2012, Mr. Kahler has been an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.” Prior to his employment with the Sponsor, Mr. Kahler worked for Cargill Inc., an international producer and marketer of food, agricultural, financial and industrial products and services, from April 2006 until November 2011 in the Energy Division as Senior Petroleum Trader. In October 2006 and while employed at Cargill Inc., Mr. Kahler was approved as an Associated Person of Cargill Commodity Services Inc., a commodity trading affiliate of Cargill Inc. from September 13, 2006 to November 9, 2011. Mr. Kahler graduated from the University of Minnesota with a Bachelors of Agricultural Business Administration in 1992 and is 46 years old.

The third Class-A member of the Sponsor is the following:

Carl N. (Chuck) Miller III was approved by the NFA as a principal of the Sponsor on November 10, 2009 and was registered as an associated person of the Sponsor on April 19, 2010. He maintains his main business office at 653A Garcia, Santa Fe, New Mexico 87505. Mr. Miller has certain voting authority as a Class A member of the Sponsor as described above, but is not involved with the Sponsor’s day-to-day trading or operations. Since May 13, 2011, Mr. Miller has been an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of this disclosure document entitled “Plan of Distribution.”

Mr. Kahler is primarily responsible for making trading and investment decisions for the Fund and other Teucrium Funds, and for directing Fund and other Teucrium Fund trades for execution.

Messrs. Gilbertie, Riker, Kahler and Miller and Ms. Riker are individual “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor. These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor. Beneficial ownership interests of the principals, if any, are shown under the section entitled “Security Ownership of Principal Shareholders and Management” below and any of the principals may acquire beneficial interests in the Fund in the future. In addition, each of the three Class A members of the Sponsor are registered with the CFTC as associated persons of the Sponsor and are NFA associate members. GFI Group LLC is a principal for the Sponsor under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor.

33

Market Price of Shares

The Fund’s Shares have traded on the NYSE Arca under the symbol “SOYB” since September 19, 2011. The following table sets forth the range of reported high and low sales prices of the Shares as reported on NYSE Arca for the periods indicated below.

Fiscal Year Ended December 31, 2013 :	High	Low
Quarter Ended
March 31, 2013	$25.27	$23.45
June 30, 2013	$25.39	$22.60
September 30, 2013	$25.03	$21.93
December 31, 2013	$23.72	$22.50

Fiscal Year Ended December 31, 2012 :	High	Low
Quarter Ended
March 31, 2012	$24.10	$21.10
June 30, 2012	$24.66	$22.01
September 30, 2012	$28.85	$24.72
December 31, 2012	$26.46	$23.53

As of December 31, 2013, the Fund had approximately 550 Shareholders.

Prior Performance of the Sponsor and Affiliates

THIS POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE
OPERATING ANY OTHER POOLS OR TRADING ANY OTHER ACCOUNTS.

The Sponsor and its trading principals have limited experience operating commodity pools.  Although the Sponsor currently operates seven commodity pools (the “Teucrium Funds”), none of the Teucrium Funds began operating prior to 2010.

PERFORMANCE DATA FOR THE FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Soybean Fund commenced trading and investment operations on September 19, 2011. The Teucrium Soybean Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	875,000
Aggregate gross sale price for units issued	$21,767,895
NAV per share as of March 31, 2014	$24.67
Pool NAV as of March 31, 2014	$4,317,810
Worst monthly percentage draw-down*	(12.36) September 2011%
Worst peak-to-valley draw-down**	(20.88) August 2012 – January 2014%

* A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

34

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2011		2012	2013	2014
January			(1.51)%	2.98%	(1.92)%
February			7.48%	(2.70)%	8.62%
March			3.98%	(2.19)%	0.90%
April			2.08%	(1.01)%
May			(9.08)%	6.15%
June			9.27%	(4.55)%
July			9.71%	(4.09)%
August			6.28%	7.96%
September	(12.36)	%**	(6.57)%	(5.33)%
October	2.42%		(2.33)%	(1.55)%
November	(7.13)%		(5.62)%	2.45%
December	4.89%		(1.51)%	(2.13)%
Annual Rate of Return	(12.56)	%***	10.38%	(4.89)%	7.49%***

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Partial month from September 19, 2011.

*** Not annualized.

PERFORMANCE DATA FOR TEUCRIUM CORN FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Corn Fund commenced trading and investment operations on June 9, 2010.  The Teucrium Corn Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	8,675,000
Aggregate gross sale price for units issued	$327,406,978
NAV per share as of March 31, 2014	$34.57
Pool NAV as of March 31, 2014	$128,769,392
Worst monthly percentage draw-down*	(19.91) September 2011%
Worst peak-to-valley draw-down**	(39.87) August 2012 – December 2013%

* A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

35

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2010		2011	2012	2013	2014
January			5.07%	(2.48)%	2.48%	0.65%
February			6.51%	0.76%	(6.29)%	4.73%
March			1.26%	(4.90)%	(3.71)%	7.03%
April			4.36%	(0.84)%	1.17%
May			(1.97)%	(6.41)%	2.51%
June	3.56	%**	(10.80)%	15.60%	(8.98)%
July	7.38%		11.31%	21.06%	(6.30)%
August	5.54%		11.39%	0.14%	0.50%
September	10.74%		(19.91)%	(4.99)%	(8.21)%
October	15.14%		7.90%	(0.43)%	(3.53)%
November	(8.23)%		(8.46)%	(0.83)%	(3.85)%
December	13.78%		5.81%	(7.22)%	(1.25)%
Annual Rate of Return	56.24	%***	7.32%	5.77%	(30.90)%	12.83%***

*The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**Partial from June 9, 2010.

***Not annualized.

There are significant differences between the Fund and the Teucrium Corn Fund. Most significantly, the Fund and the Teucrium Corn Fund invest primarily in interests in different commodities, the prices of which will not move exactly in tandem. Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM WTI CRUDE OIL FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium WTI Crude Oil Fund commenced trading and investment operations on February 23, 2011. The Teucrium WTI Crude Oil Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	125,002
Aggregate gross sale price for units issued	$6,077,199
NAV per share as of March 31, 2014	$41.88
Pool NAV as of March 31, 2014	$2,093,950
Worst monthly percentage draw-down*	(16.00) May 2012%
Worst peak-to-valley draw-down**	(31.97) April 2011 – October 2012%

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

36

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

		Rates of Return*
Month	2011		2012	2013	2014
January			1.19%	3.46%	(3.15)%
February	1.00	%**	6.51%	(4.85)%	5.47%
March	5.68%		(3.09)%	3.44%	0.05%
April	5.25%		(0.00)%	(4.16)%
May	(8.33)%		(16.00)%	(1.08)%
June	(5.90)%		(1.10)%	1.84%
July	(1.05)%		1.37%	6.12%
August	(9.20)%		7.60%	2.21%
September	(11.85)%		(4.14)%	(2.19)%
October	11.86%		(5.26)%	(2.09)%
November	4.66%		2.64%	(1.25)%
December	(1.05)%		1.66	1.91%
Annual Rate of Return	(11.10)	%***	(10.30)%	2.78%	2.20%***

*The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**Partial from February 23, 2011.

***Not annualized.

There are significant differences between the Fund and the Teucrium WTI Crude Oil Fund. Most significantly, the Fund and the Teucrium WTI Crude Oil Fund invest primarily in interests in different commodities, the prices of which will not move exactly in tandem. Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM NATURAL GAS FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Natural Gas Fund commenced trading and investment operations on February 1, 2011. The Teucrium Natural Gas Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	500,004
Aggregate gross sale price for units issued	$8,737,593
NAV per share as of March 31, 2014	$13.34
Pool NAV as of March 31, 2014	$2,001,596
Worst monthly percentage draw-down*	(14.69) November 2011%
Worst peak-to-valley draw-down**	(57.80) February 1, 2011 (Inception) – October 2013%

37

* A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

		Rates of Return*
Month	2011		2012	2013	2014
January			(12.53)%	(0.52)%	12.18%
February	(7.08)%		(0.08)%	1.39%	2.64%
March	3.49%		(8.70)%	8.06%	(1.98)%
April	1.91%		0.45%	5.95%
May	(3.22)%		(0.18)%	(7.72)%
June	(7.68)%		7.06%	(9.33)%
July	(7.22)%		7.61%	(1.97)%
August	(2.17)%		(10.68)%	2.56%
September	(8.35)%		10.73%	(2.67)%
October	3.51%		1.27%	(3.48)%
November	(14.69)%		(5.25)%	6.64%
December	(14.12)%		(4.30)%	5.07%
Annual Rate of Return	(44.76)	% **	(16.29)%	2.25%	12.86%***

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Not annualized.

There are significant differences between the Fund and the Teucrium Natural Gas Fund. Most significantly, the Fund and the Teucrium Natural Gas Fund invest primarily in interests in different commodities, the prices of which will not move exactly in tandem. Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR THE TEUCRIUM SUGAR FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Sugar Fund commenced trading and investment operations on September 19, 2011. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	425,004
Aggregate gross sale price for units issued	$8,981,715
NAV per share as of March 31, 2014	$15.24
Pool NAV as of March 31, 2014	$3,048,774
Worst monthly percentage draw-down*	(11.06) April 2012%
Worst peak-to-valley draw-down**	(45.84) September 19, 2011 (Inception) - January 2014%
38

* A draw-down is a loss experienced by the fund over a specified period. Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2011		2012	2013	2014
January			0.00%	(2.81)%	(3.97)%
February			6.07%	(3.00)%	10.04%
March			(2.82)%	(3.99)%	2.28%
April			(11.06)%	(0.93)%
May			(8.70)%	(5.64)%
June			0.00%	(1.00)%
July			5.39%	(2.21)%
August			(8.51)%	(2.74)%
September	(3.32)	%**	(0.27)%	7.19%
October	3.19%		(5.66)%	0.33%
November	(5.89)%		0.29%	(4.33)%
December	(1.75)%		1.42%	(3.42)%
Annual Rate of Return	(7.76)	%***	(22.77)%	(20.83)%	8.09%***

*The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**Partial month from September 19, 2011.

***Not annualized.

There are significant differences between the Fund and the Teucrium Sugar Fund. Most significantly, the Fund and the Teucrium Sugar Fund invest primarily in interests in different commodities, the prices of which will not move exactly in tandem. Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM WHEAT FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Wheat Fund commenced trading and investment operations on September 19, 2011. The Teucrium Wheat Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	1,300,004
Aggregate gross sale price for units issued	$24,042,057
NAV per share as of March 31, 2014	$16.58
Pool NAV as of March 31, 2014	$16,581,601
Worst monthly percentage draw-down*	(10.20 September 2011)%
Worst peak-to-valley draw-down**	(46.24 September 19, 2011 (Inception) - January 2014)%
39

* A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2011		2012	2013	2014
January			(0.31)%	(0.71)%	(9.43)%
February			(2.38)%	(9.67)	7.51%
March			(1.56)%	(3.41)	14.74%
April			(4.11)%	5.38
May			(3.07)%	(3.45)
June			10.90%	(8.38)
July			10.78%	(0.41)
August			(0.12)%	(3.45)
September	(10.20	)%**	0.49%	1.45
October	3.30%		(2.20)%	(0.48)
November	(8.50)%		(1.92)%	(2.22)
December	5.37%		(9.77)%	(8.90)
Annual Rate of Return	(10.56	)%***	(4.96)%	(30.16)%	11.73	%***

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Partial month from September 19, 2011.

*** Not annualized.

There are significant differences between the Fund and the Teucrium Wheat Fund. Most significantly, the Fund and the Teucrium Wheat Fund invest primarily in interests in different commodities, the prices of which will not move exactly in tandem. Past performance is not necessarily indicative of future results.

40

PERFORMANCE DATA FOR TEUCRIUM AGRICULTURAL FUND

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Agricultural Fund commenced trading and investment operations on March 28, 2012. The Teucrium Agricultural Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until March 31, 2014)	350,002
Aggregate gross sale price for units issued	$17,706,678
NAV per share as of March 31, 2014	$41.75
Pool NAV as of March 31, 2014	$2,087,661
Worst monthly percentage draw-down*	(6.75) May 2012%
Worst peak-to-valley draw-down**	(33.98) July 2012 - January 2014%

* A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2012		2013	2014
January			0.49%	(3.72)%
February			(5.43)%	7.69%
March	1.36	%**	(3.37)%	6.15%
April	(3.59)%		1.12%
May	(6.75)%		(0.20)%
June	8.85%		(5.76)%
July	11.55%		(3.24)%
August	(0.70)%		0.51%
September	(2.80)%		(1.30)%
October	(2.66)%		(1.35)%
November	(2.00)%		(2.01)%
December	(4.32)		(3.95)%
Annual Rate of Return	(2.54)	%***	(22.16)%	10.07%***

 * The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Partial month from March 28, 2012

*** Not annualized.

There are significant differences between the Fund and the Teucrium Agricultural Fund. Most significantly, the Teucrium Agricultural Fund primarily invests in shares of the Teucrium Corn Fund, the Teucrium Sugar Fund, the Teucrium Soybean Fund and the Teucrium Wheat Fund, whereas the Teucrium Soybean Fund directly invests in commodity interests. Past performance is not necessarily indicative of future results.

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The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation.  The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders.  The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor.  If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.  The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund.  The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices of three Soybean Futures Contracts that are traded on CBOT.  Except as described in the following paragraph, the three Soybean Futures Contracts will be: (1) second-to-expire Soybean Futures Contract, weighted 35%, (2) the third-to-expire Soybean Futures Contract, weighted 30%, and (3) the Soybean Futures Contract expiring in the March following the expiration month of the third-to-expire contract, weighted 35%.

Soybean Futures Contracts traded on the CBOT expire on a specified day in seven different months: January, March, May, July, August, September and November.  However, there is generally a less liquid market for the Soybean Futures Contracts expiring in August (the “August Contract”) and September (the “September Contract” and, together with the August Contract, the “Excluded Contracts”), and the Sponsor has determined not to incorporate the Excluded Contracts into the Benchmark calculation.  Accordingly, during the period when the Excluded Contracts are the second-to-expire and third-to-expire Soybean Futures Contract, the fourth-to-expire and fifth-to-expire Soybean Futures Contracts will take the place of the second-to-expire and third-to-expire Soybean Futures Contracts, respectively, as Benchmark Component Futures Contracts.  Similarly, when the August Contract is the third-to-expire Soybean Futures Contract, the fifth-to-expire Soybean Futures Contract will take the place of the August Contract as a Benchmark Component Futures Contract, and when the September Contract is the second-to-expire Soybean Futures Contract, the third-to-expire and fourth-to-expire Soybean Futures Contracts will be Benchmark Component Futures Contracts.

The Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Soybean Futures Contracts traded on

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the CBOT or on foreign exchanges.  In addition, and to a limited extent, the Fund also may invest in exchange-traded options on Soybean Futures Contracts and in Cleared Soybean Swaps in furtherance of the Fund’s investment objective.  Once position limits in Soybean Futures Contracts are applicable, the Fund’s intention is to invest first in Cleared Soybean Swaps to the extent permitted by position limits applicable to Cleared Soybean Swaps and appropriate in light of the liquidity in the Cleared Soybean Swap market, and then in Other Soybean Interests.  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor endeavors to cause the Fund’s performance to closely track that of the Benchmark.

The Fund invests in Soybean Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Soybean Interests.  After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short-term Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  Therefore, the focus of the Sponsor in managing the Fund is investing in Soybean Interests and in Treasury Securities, cash and/or cash equivalents.  The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor has substantial discretion in managing the Fund’s investments consistent with meeting its investment objective of tracking the Benchmark, including the discretion: (1) to choose whether to invest in the Benchmark Component Futures Contracts or other Soybean Futures Contracts, Cleared Soybean Swaps or Other Soybean Interests with similar investment characteristics; (2) to choose when to “roll” the Fund’s positions in Soybean Interests as described below, and (3) to manage the Fund’s investments in Treasury Securities, cash and cash equivalents.

The Fund seeks to achieve its investment objective primarily by investing in Soybean Interests such that the changes in its NAV are expected to closely track the changes in the Benchmark.  The Fund’s positions in Soybean Interests are changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark.  For example, five times a year (on the dates on which certain Soybean Futures Contracts expire), a particular Soybean Futures Contract will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly.  In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments may not be rolled entirely on that day, but rather may be rolled over a period of days.

The following chart identifies the specific Soybean Futures Contracts that will be used in the calculation of the Benchmark at any point in a given year, based on the same 35%/30%/35% weighting methodology described above.

Period	Benchmark Component Futures Contracts
From expiration of January Year 0 contract until expiration of March Year 0 contract	May Year 0, July Year 0 and November Year 0
From expiration of March Year 0 contract until expiration of May Year 0 contract	July Year 0, November Year 0 and November Year 1
From expiration of May Year 0 contract until expiration of September Year 0 contract	November Year 0, January Year 1 and November Year 1
From expiration of September Year 0 contract until expiration of November Year 0 contract	January Year 1, March Year 1 and November Year 1
From expiration of November Year 0 contract until expiration of January Year 1 contract	March Year 1, May Year 1 and November Year 1

The Sponsor does not intend that the Fund will be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of a bushel or other unit of soybeans or the price of any particular Soybean Futures Contract.

In seeking to achieve the Fund’s investment objective of tracking the Benchmark, the Sponsor may for certain reasons cause the Fund to enter into or hold Soybean Futures Contracts other than the Benchmark Component Futures Contracts, Cleared Soybean Swaps and/or Other Soybean Interests.  For example, certain Cleared Soybean Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, over-the-counter Soybean Interests can generally be structured as the parties to the contract desire.  Therefore, the Fund might enter into multiple Cleared Soybean

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Swaps and/or over-the-counter Soybean Interests intended to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Soybean Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Soybean Interest, the performance of the Soybean Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  The Fund might also enter into or hold Soybean Interests other than the Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy discussed in the preceding paragraph.  In addition, the Fund might enter into or hold Soybean Interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor endeavors to cause the Fund’s performance to closely track that of the Benchmark.

The Sponsor endeavors to place the Fund’s trades in Soybean Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark is less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor endeavors to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days; i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the price of the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in the Fund’s Share price on the NYSE Arca to track daily changes in the Fund’s NAV per share.  The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that daily changes in the price of the Fund’s Shares on the NYSE Arca will track daily changes in the Benchmark.  This relationship may be affected by various market factors, including but not limited to, the number of shares of the Fund outstanding and the liquidity of the underlying holdings. While the Benchmark is composed of Futures Contracts and is therefore a measure of the price of Soybean for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Benchmark and the cash or spot price of Soybean.

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These relationships are illustrated in the following diagram:

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in soybean prices.  An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the Soybean market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down.  The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the soybean market in a cost-effective manner.  Such investors may include participants in the soybean industry and other industries seeking to hedge the risk of losses in their soybean-related transactions, as well as investors seeking exposure to the soybean market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the soybean market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risk that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of soybean on the spot market.  Furthermore, as noted above, the Fund also holds short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Soybean Interest and to invest cash not required to be used as margin or collateral.  The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of soybeans or Soybean Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of soybeans, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.

The Fund’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucriumsoybfund.com.  The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each commodity futures contract held and those that are pending, the name and value of each Treasury security and cash equivalent held in the Fund, and the amount of cash held in the Fund’s portfolio.  The Fund’s website also includes the NAV, the 4 p.m. Bid/Ask Midpoint as reported by the NYSE Arca, the last trade price as reported by the NYSE Arca, the shares outstanding, the shares available for issuance, and the shares created or redeemed on that day. The prospectus, Monthly Statements of

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Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Fund, are also posted on the website. The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 25,000 Shares called Creation Baskets.  The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket.  Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 25,000 Shares called Redemption Baskets.  The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket.  The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund.  The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca.  These transactions, however, are effected at the bid and ask prices established by the specialist firm(s).  Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets are purchased or redeemed, the Sponsor purchases or sells Soybean Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per share is $22.51.  In that case, the Fund would receive $562,750 in proceeds from the sale of the Creation Basket ($22.51 NAV per share multiplied by 25,000 Shares, and ignoring the Creation Basket fee of $250).  If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $62,600 (or otherwise not a round number), the Fund would be unable to buy an exact number of Soybean Futures Contracts with an aggregate market value equal to $562,750.  Instead, the Fund would be able to purchase 8 Benchmark Component Futures Contracts with an aggregate market value of $500,800.  Assuming a margin requirement equal to 10% of the value of the Soybean Futures Contracts, the Fund would be required to deposit $50,080 in Treasury Securities and cash with the FCM through which the Soybean Futures Contracts were purchased.  The remainder of the proceeds from the sale of the Creation Basket, $511,950, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Soybean Interests purchased depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Fund’s investments.  While the Sponsor anticipates that a substantial majority of its assets will be invested in CBOT Soybean Futures Contracts and Cleared Soybean Swaps, for various reasons, including the ability to enter into the precise amount of exposure to the soybean market and accountability levels on Soybean Futures Contracts and Cleared Soybean Swaps, it will also invest in Other Soybean Interests, including swaps other than Cleared Soybean Swaps, in the over-the-counter market to a potentially significant degree.

The Sponsor does not anticipate letting its Soybean Futures Contracts expire and taking delivery of soybeans.  Instead, the Sponsor closes out existing positions, e.g., in response to ongoing changes in the Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Soybean Interests.  Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

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Futures Contracts

Futures contracts are agreements between two parties.  One party agrees to buy a commodity such as soybeans from the other party at a later date at a price and quantity agreed-upon when the contract is made.  In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.  The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer.  Conversely, the seller of a futures contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold.  Because the Fund seeks to track the Benchmark directly and profit when the price of soybeans and, as a likely result of an increase in the price of soybeans, the price of Soybean Futures Contracts increase, the Fund will generally be long in the market for soybeans, and will generally sell Soybean Futures Contracts only to close out existing long positions.

Futures contracts are typically traded on futures exchanges such as the CBOT, which provide centralized market facilities in which multiple persons may trade contracts.  Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange.  Futures exchanges and their related clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the exchange or an affiliated clearing organization, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange.  The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Soybean Futures Contracts are traded on the CBOT in units of 5,000 bushels.  Generally, futures contracts traded on the CBOT are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that electronically determines the price by matching offers to purchase and sell.  Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.  No futures contracts based on an index of soybean prices are currently available, although the Fund could enter into such contracts should they become available in the future.

Certain typical and significant characteristics of Soybean Futures Contracts are discussed below.  Additional risks of investing in Soybean Futures Contracts are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits

All of these limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against soybean-related losses or as a way to indirectly invest in soybeans.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to the soybean market utilizing Soybean Interests. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Soybean Futures Contracts and/or Cleared Soybean Swaps on the CBOT, it may then, if permitted under applicable regulatory requirements, purchase Other Soybean Interests and/or Soybean Futures Contracts listed on foreign exchanges. However, the Soybean Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices. In addition, the Soybean Futures Contracts

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available on these exchanges may be subject to their own position limits and accountability levels. In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund to limit the number of Creation Baskets that it sells.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds.  Price volatility often is greater day-to-day as opposed to intra-day.  Economic factors that may cause volatility in Soybean Futures Contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants.  Because the Fund invests a significant portion of its assets in futures contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in futures contracts.  Because the Fund must periodically “roll” futures contract positions, closing out soon-to-expire contracts that are no longer part of the Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts.  For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then absent a change in the market, the price of contracts will rise as they approach expiration.  Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market the price of contracts will decline as they approach expiration.

Over time, the price of soybeans fluctuates based on a number of market factors, including demand for soybeans relative to its supply.  The value of Soybean Futures Contracts likewise fluctuates in reaction to a number of market factors.  If investors seek to maintain their holdings in Soybean Futures Contracts with a roughly constant expiration profile and not take delivery of the soybeans, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of soybeans in the future is expected to be less than the current price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no changes to either prevailing soybean prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  As an example, assume that the Fund owns 100 Soybean Futures Contracts that have recently become spot month contracts, that the price of spot month Soybean Futures Contracts is $10 per bushel, and the price of second-to-expire Soybean Futures Contracts is $9.50 per bushel.  The Fund will close out the spot month Soybean Futures Contracts at a value of $5,000,000 (100 contracts multiplied by 5,000 bushels per contract multiplied by $10), and will be able to enter into 105 second-to-expire Soybean Futures Contracts with the proceeds, representing an additional 25,000 bushels of soybeans than it previously owned.

If the futures market is in contango, the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no other changes to either prevailing soybean prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  As an example, assume the same facts as in the prior paragraph except that the price of second-to-expire Soybean Futures Contracts is $10.50 per bushel.  The Fund will sell the spot month Soybean Futures Contracts for $5,000,000, and will be able to purchase only 95 second-to-expire Soybean Futures Contracts with the proceeds, representing 25,000 fewer bushels of soybeans than it previously owned.

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Historically, the soybean futures markets have experienced periods of both contango and backwardation.  Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the soybean market and the soybean harvest cycle, as discussed above.

Margin Requirements and Marking-to-Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in futures contracts.  A margin deposit is like a cash performance bond.  It helps assure the trader’s performance of the futures contracts that he or she purchases or sells.  Futures contracts are customarily bought and sold on initial margin that represents a small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract.  The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded.  Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly.  This process of marking-to-market is designed to prevent losses from accumulating in any futures account.  Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline.  Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

Cleared Soybean Swaps

A swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.  For instance, in the case of a soybean swap, the Fund may be obligated to pay a fixed price per bushel of soybeans and be entitled to receive an amount per bushel equal to the current value of an index of soybean prices, the price of a specified Soybean Futures Contract, or the average price of a group of Soybean Futures Contracts such as the Benchmark.

The CFTC issued an order that permits certain privately-negotiated agricultural swap contracts, including certain types of soybean swaps, to be cleared by the CBOT’s affiliated provider of clearing services.  The Fund expects to focus on investments in these Cleared Soybean Swaps, as well as Soybean Futures Contracts, rather than over-the-counter soybean swaps.  Cleared Soybean Swaps are subject to position limits that are similar to, but currently measured separately from, the positions limits applicable to Soybean Futures Contracts. Specifically, the CBOT’s position limits for Cleared Soybean Swaps are 15,000 contracts expiring in any single month and 15,000 contracts for all months.

Like Soybean Futures Contracts, Cleared Soybean Swaps are standardized as to certain material economic terms, including that each such swap be for a quantity of 5,000 bushels, which permits less flexibility in their structuring than with over-the-counter Soybean Interests.  The two parties to a Cleared Soybean Swap agree on the specific fixed price component and the calendar month of expiration, and agree to submit the Cleared Soybean Swap to the clearing organization.  The clearing organization assumes the credit risk relating to the transaction, which effectively eliminates the creditworthiness of the counterparty as a risk.  Unlike Soybean Futures Contracts, Cleared Soybean Swaps call for settlement in cash, and do not permit settlement by delivery or receipt of physical soybeans.

Over-the-Counter Derivatives

In addition to futures contracts, options on futures contracts and cleared swaps, derivative contracts that are tied to various commodities, including soybeans, are entered into outside of public exchanges.  These “over-the-counter” contracts are entered into between two parties in private contracts.  Unlike Soybean Futures Contracts and Cleared Soybean Swaps, which are guaranteed by a clearing organization, each party to an over-the-counter derivative contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

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Some over-the-counter derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants.  Others have highly customized terms and conditions and are not as widely available.  While the Fund may enter into these more customized contracts, the Fund will only enter into over-the-counter contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Fund’s investment objective of tracking the Benchmark.  The over-the-counter contracts that the Fund may enter into will take the form of either forward contracts or swaps.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract.  Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets.  In some instances such contracts may provide for cash settlement instead of making or taking delivery of the underlying commodity.  Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved.  Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange.  If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date.  Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date.  However, in some instances such contracts may provide a right of offset that will allow for the receipt of profit and payment for losses prior to the delivery date.

Like a Cleared Soybean Swap, an over-the-counter swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.  For instance, in the case of a soybean swap, the Fund may be obligated to pay a fixed price per bushel of soybeans and be entitled to receive an amount per bushel equal to the current value of an index of soybean prices, the price of a specified Soybean Futures Contract, or the average price of a group of Soybean Futures Contracts such as the Benchmark.  Unlike Cleared Soybean Swaps, however, each party to the swap is subject to the credit risk of the other party.  The Fund only enters into over-the-counter swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments.  Swaps do not generally involve the delivery of underlying assets or principal.  Accordingly, the Fund’s risk of loss with respect to an over-the-counter swap generally is limited to the net amount of payments that the counterparty is contractually obligated to make less any collateral deposits the Fund is holding.

To reduce the credit risk that arises in connection with over-the-counter contracts, the Fund generally enters into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of the Fund’s overall exposure to its counterparty and for daily payments based on the marked-to-market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor.  The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor.    The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. The Sponsor’s President and Chief Investment Officer has over 25 years of experience in over-the-counter derivatives trading, including the counterparty creditworthiness analysis inherent therein, and the Sponsor’s Chief Executive Officer, through his prior experience as a Chief Financial Officer and Treasurer, has extensive experience evaluating the creditworthiness of business partners and counterparties to commercial and derivative contracts.  Notwithstanding this experience, there is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The Fund also may require that a counterparty be highly rated and/or provide collateral or other credit support.  The Sponsor on behalf of the Fund may enter into over-the-counter contracts with various types of counterparties, including: (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated

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by the SEC, (c) insurance companies domiciled in the United States, (d) producers of soybeans such as farmers and related agricultural enterprises, (e) users of soybeans such as producers of prepared food products and biofuel producers, (f) any other person (including affiliates of any of the above) who is engaged to a substantial degree in the business of trading commodities.  Certain of these types of counterparties will not be subject to regulation by the CFTC or any other significant federal or state regulatory structure; While it is the Sponsor’s preference to use regulated entities as counterparties, the Sponsor primarily considers creditworthiness in selecting counterparties rather than the primary business of the prospective counterparty or the regulatory structure to which it is subject.

Benchmark Performance

See the graph below under “Benchmark Performance” in the Statement of Additional Information at the end of this prospectus.

The Soybean Market

Global soybean production is concentrated in the U.S., Brazil, Argentina and China.  The United States Department of Agriculture (“USDA”) has estimated that, for the Crop Year 2013-2014, the United States will produce approximately 89.5 MMT of soybeans or approximately 31% of estimated world production, with Brazil production equaling that of the U.S. Argentina is projected to produce about 19%. For 2013-2014, global production of 86.8 MMT is expected to exceed consumption of 270.9 MMT.  If the global supply of soybeans exceeds global demand, this may have an adverse impact on the price of soybeans. The USDA publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide soybean production and consumption.  These reports are available on the USDA’s website, www.usda.gov, at no charge.

The soybean processing industry converts soybeans into soybean meal, soybean hulls, and soybean oil.  Soybean meal and soybean hulls are processed into soy flour or soy protein, which are used, along with other commodities, by livestock producers and the farm fishing industry as feed.  Soybean oil is sold in multiple grades and is used by the food, petroleum and chemical industries.  The food industry uses soybean oil in cooking and salad dressings, baking and frying fats, and butter substitutes, among other uses.  In addition, the soybean industry continues to introduce soy-based products as substitutes to various petroleum-based products including lubricants, plastics, ink, crayons and candles.  Soybean oil is also converted to biodiesel for use as fuel.

Standard Soybean Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-sized” Soybean Futures Contracts also trade.  Three grades of soybean are deliverable under CBOT Soybean Futures Contracts:  Number 1 yellow, which may be delivered at 6 cents per bushel over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, which may be delivered at 6 cents per bushel under the contract price.  There are seven months each year in which CBOT Soybean Futures Contracts expire:  January, March, May, July, August, September and November.

If the futures market is in a state of backwardation (i.e., when the price of soybeans in the future is expected to be less than the current price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing soybean prices or the price relationship between immediate delivery, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing soybean prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration. Historically, the soybeans futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the soybean market and the soybean harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Funds; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Funds.

On January 10, 2014, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 2013-14. The USDA estimated that the yield per acre for U.S. production would be 43.3 bushels per acre with 76.5 million acres planted and 75.9 million acres harvested. The yield per acre in 2013-14 is an improvement from the 39.8 bushels per acre estimated for the 2012-13 Crop Year; the improvement is a result of mitigation in the 2012 drought conditions in the principal soybean growing areas of the U.S. The total domestic

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supply of soybeans is estimated to be 3,454 million bushels with total usage, including exports, forecast at 3,304 million bushels.  The USDA projects that the resulting “Ending Stocks” or inventory will be 150 million bushels, down from the 169 million bushels for the 2011-12 Crop Year, but an increase from the 141 million bushels estimated for the 2012-2013 Crop Year.  The USDA’s projected “Carry-out Days Supply,” which is defined as the Ending Stocks divided by the demand per day, is projected at 16.6 days for 2013-14, which is basically equal to 2012-13.

Global soybean production as projected by the USDA is estimated to increase from 269 MMT in 2012-13 to 287 MMT in 2013-14. Production in both 2012-13 and this year is projected to exceed usage.

The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Soybean Interests it holds approximate at all times the Fund’s aggregate NAV.  At any given time, however, most of the Fund’s investments are in short-term Treasury Securities, cash and/or cash equivalents that support the Fund’s positions in Soybean Interests.  For example, the purchase of a Soybean Futures Contract with a stated or notional amount of $10 million would not require the Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, generally approximately 10% of the notional amount, would be required.  To secure its Soybean Futures Contract obligations, the Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents.  Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Soybean Futures Contracts.  Cleared Soybean Swaps and Other Soybean Interests typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of the Fund’s assets dedicated to these Soybean Interests are also held in Treasury Securities, cash and cash equivalents.

The Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian or other financial institutions.  The earned interest income increases the Fund’s NAV.  The Fund applies the earned interest income to the acquisition of additional investments or uses it to pay its expenses.  When the Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

Any Treasury Security and cash equivalent invested in by the Fund will have a remaining maturity of less than two years at the time of investment, or will be subject to a demand feature that enables that Fund to sell the security within two years at approximately the security’s face value (plus accrued interest).  Any cash equivalents invested in by the Fund will be rated in the highest short-term rating category by a nationally recognized statistical rating organization or will be deemed by the Sponsor to be of comparable quality.

Other Trading Policies of the Fund

Exchange for Risk

An “exchange for risk” transaction, sometimes referred to as an “exchange for swap” or “exchange of futures for risk,” (“EFR”) is a privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.  An EFR transaction can be used by the Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund may use an EFR transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting futures position which is then settled on the same business day as a cleared futures transaction by the FCMs.  The Fund will become subject to the credit risk of the market specialist/market maker until the EFR is settled or terminated. The Fund reports all activity related to EFR transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

Options on Futures Contracts

An option on a futures contract gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date.  The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller.  Regardless of how much the

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market swings, the most an option buyer can lose is the option premium.  However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise.  Option sellers, on the other hand, face risks similar to participants in the futures markets.  For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract.  Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

In addition to Soybean Futures Contracts, there are also a number of options on Soybean Futures Contracts listed on the CBOT.  These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market.  The Fund may purchase and sell (write) options on Soybean Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Soybean Futures Contract.  The Fund would make use of options on Soybean Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in Soybean prices.

Liquidity

The Fund invests only in Soybean Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Commodity Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, the Fund does not intend to take or make physical delivery.  However, the Fund may from time to time trade in Other Soybean Interests based on the spot price of soybeans.

Leverage

The Sponsor endeavors to have the value of the Fund’s Treasury Securities, cash and cash equivalents, whether held by the Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under the Fund’s Soybean Interests. Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

The Fund does not intend to nor foresee the need to borrow money or establish credit lines.  The Fund maintains Treasury Securities, cash and cash equivalents, either held by the Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Soybean Interests.

Pyramiding

The Fund does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third-Party Service Providers

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

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In its capacity as the Fund’s custodian, the Custodian, currently the Bank of New York Mellon, holds the Fund’s Treasury Securities, cash and/or cash equivalents pursuant to a custodial agreement.  The Custodian is also the registrar and transfer agent for the Fund’s Shares.  In addition, the Custodian also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund.  For these services, the Fund pays fees to the Custodian as set forth in the table entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.”

The Custodian also acts as a broker for some, but not all, of the equity transactions related to the purchase and sale of the Underlying Funds for TAGS.

The Custodian’s principal business address is One Wall Street, New York, New York 10286.  The Custodian is a New York state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the New York State Banking Department.

The Fund employs Foreside Fund Services, LLC as the Distributor for the Fund. The Distributor receives, for its services as distributor for the Fund, a fee which is set forth in the table entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.”

The Distribution Services Agreement among the Distributor, the Sponsor and the Trust calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Distributor and the Sponsor have also entered into a Securities Activities and Service Agreement (the “SASA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Distributor, under FINRA rules (“Registered Representatives”).  As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in.  Under the SASA, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the SASA and the Distributor’s internal procedures.

The Distributor’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.  The Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority.

Currently, Newedge USA, LLC (“Newedge USA”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures and provide other brokerage-related services. For TAGS, Newedge will serve as that Fund’s clearing broker to execute and clear futures transactions. Newedge USA is a futures commission merchant and broker dealer registered with the U.S. Commodity Futures Trading Commission (“CFTC”) and the U.S. Securities and Exchange Commission (“SEC”), and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

Newedge USA is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York; Cypress, Texas (futures only); Santa Monica, California (securities only) and Montreal, Canada (futures only).

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC. On September 1, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

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In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

In July 2013, Newedge USA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, Newedge USA paid a fine of $9,500,000. In addition, Newedge USA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA or its principals in the past five years.

Neither Newedge USA nor any affiliate, officer, director or employee thereof have passed on the merits of this Memorandum or offering, or give any guarantee as to the performance or any other aspect of the Fund.

Newedge is not affiliated with the Fund or the Sponsor. Therefore, the Sponsor and the Fund do not believe that the Fund has any conflicts of interest with Newedge or its trading principals arising from their acting as the Fund’s FCM. While Sal Gilbertie, the President of the Sponsor, was previously employed by Newedge, he no longer receives any compensation from Newedge and will not receive any share of the commissions paid to Newedge by the Fund.

Currently, the Sponsor does not employ commodity trading advisors.  If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Teucrium Trading, LLC, Sponsor	1.00% of average net assets annually
The Bank of New York Mellon, Custodian, Transfer Agent and Administrator

For custody services:  0.0075% of average gross assets up to $1 billion, and 0.0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges

For transfer agency services:  0.0075% of average gross assets annually

For administrative services:  0.05% of average gross assets up to $1 billion, 0.04% of average gross assets between $1 billion and $3 billion, and 0.03% of average gross assets over $3 billion, annually

A combined minimum annual fee of up to $125,000 for custody, transfer agency and administrative services is assessed.

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Foreside Fund Services, LLC, Distributor

The Distributor receives a fee of 0.01% of the Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Teucrium Funds, along with certain expense reimbursements. Expense reimbursements consist of issuer costs for sales and advertising review fees and will not exceed $6,000 for the two year period of the offering. The fees which will be paid to the Distributor by the Fund for distribution services will not exceed $55,000 for the two year period of this offering.

Under the Securities Activities and Service Agreement (the “SASA”), the Distributor receives compensation from the fund for its activities on behalf of all the Teucrium Funds. The fees paid to the Distributor pursuant to the SASA for this offering will not exceed $2,300 for the two year period of this offering. In addition, the Distributor receives certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Teucrium Funds. The expense reimbursements for this offering will not exceed $1,500 for the two year period of this offering.

In sum, the total fees the Distributor will receive over the two year period of this offering for all of its services will not exceed $57,300. The total expenses that will be reimbursed to the Distributor over the two year period of this offering for all of its services will not exceed $7,500, $6,000 of which are issuer costs for sales and advertising materials.

Newedge USA, LLC, Futures Commission Merchant and Clearing Broker	$4.00 per Soybean Futures Contract purchase or sale
Wilmington Trust Company, Trustee	$3,300 annually for the Trust
Employees of the Sponsor Registered with the Distributor (the “Registered Representatives”)	For non-marketing services to the Fund, $36,800 and, for marketing and wholesaling purposes, $6,000. These amounts include expenses that will be reimbursed to the Registered Representatives for travel and other expenses related to their activities for the Fund. Of the total amount, $5,000 will be paid by the Sponsor, the rest by the Fund. Registered Representatives will also receive continuing education valued at a maximum of $200 for this offering.

Other Non-Contractual Payments by the Fund

In addition to the contractual fees and expenses paid by the Fund to the Sponsor and other third-party service providers described above, the Fund generally pays for all taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), and any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays its portion of the fees and expenses associated with the Trust’s tax accounting and reporting requirements. Certain aggregate expenses common to all funds managed by the Sponsor are allocated to each fund based on activity drivers deemed most appropriate by the Sponsor for such expenses. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by the Fund, although it has no

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contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by the Fund, can be changed at the discretion of the Sponsor. All asset-based fees and expenses are calculated on the prior day’s net assets.

As a percentage of an assumed selling price of $24.67 (the NAV per Share as of March 31, 2014), the contractual and non-contractual fees and expenses paid by the Fund as described above (exclusive of the Sponsor’s management fee and estimated brokerage fees) are as follows. These are also the “Other Fund Fees and Expenses” included in the section entitled “Breakeven Analysis” in this prospectus on page 8.

Professional Fees[1]	$0.36
Distribution and Marketing Fees[2]	0.24
Custodian Fees and Expenses[3]	0.03
General and Administrative Fees[4]	0.01
Business Permits and Licenses	0.08
Other Expenses	0.01
Total Other Fund Fees and Expenses	$0.73

(1) Professional fees consist of primarily, but not entirely, legal, auditing and tax-preparation related costs.

(2) Distribution and marketing fees consist of primarily, but not entirely, fees paid to the Distributor (Foreside Fund Services, LLC), costs related to regulatory compliance activities and other costs related to the trading activities of the Fund.

(3) Custodian and Administrator fees consist of fees to the Bank of New York Mellon for Fund accounting, transfer agent and custodian activities.

(4) General and Administrative fees consist of primarily, but not entirely, insurance and printing costs.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis.  NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

The maximum compensation the Distributor may receive over the expected two year period of this offering is estimated to be $350,000.  The maximum expenses that will be reimbursed to the Distributor over the two year period of this offering is estimated to be $53,000. The maximum expenses that will be reimbursed to Registered Representatives of the Distributor who are also employees or officers of the Sponsor over the expected two year period of the offering is estimated not to exceed $60,000.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement.  The Custodian has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form.  The Custodian keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”).  The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement.  The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares.  Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities

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eligible for DTC’s Same-Day Funds Settlement System.  Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows:  It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer.  DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC.  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series.  If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.  This limitation on liability is referred to as the Inter-Series Limitation on Liability.  The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally.  In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund.  Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor.  The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers.  Shares trade on the NYSE Arca under the ticker symbol “SOYB.”  Shares are bought and sold throughout the trading day

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like other publicly traded securities.  When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.  Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 25,000 Shares at their NAV through the Distributor to Authorized Purchasers. Deutsche Bank Securities, Inc. was the initial Authorized Purchaser. The initial Authorized Purchaser purchased two Creation Baskets of 50,000 Shares each at a per Shares price of $25.00 on June 8, 2010. All Authorized Purchasers pay a $250 fee for each Creation Basket for a maximum fee of $500 per order.

The Sponsor and the Trust are parties to an Amended and Restated Distribution Services Agreement dated as of November 17, 2010 (the “Distribution Agreement”), which amended and restated in its entirety a Distribution Services Agreement between the Sponsor, the Trust, and Foreside Fund Services, LLC (the “Distributor”) dated as of October 15, 2010. Pursuant to the Distribution Agreement the Distributor, together with the Custodian, is required to provide services in connection with the receipt and processing of orders for Creation Baskets and Redemption baskets of units of the funds that are series of the Trust, including the Fund.

The Distribution Agreement, as amended, remains in full force and effect between the parties. The Distribution Agreement was most recently amended on April 22, 2013 and was previously amended on October 1, 2011 and May 25, 2011. The first amendment to the Distribution Agreement, dated May 25, 2011, provided for it to apply to additional series of the Trust and revised the fee schedule, including the specific fees and expenses allocable to the Fund and each of the funds that are series of the Trust. The second amendment revised the fee schedule between the parties, including the specific fees and expenses allocable to the Fund and each Teucrium Fund.

The Distributor receives a fee at an annual rate of 0.01% of each Teucrium Fund’s average daily net assets calculated and billed monthly, and an annual aggregate fee of $100,000 for all Teucrium Funds for which the Distributor serves as such. The fee to be paid to the Distributor will not exceed $55,000 for the two year period of this offering. The Distributor also receives certain expense reimbursements for its filing of sales and advertising material on behalf of the Fund. These expense reimbursements are issuer costs and will not exceed $6,000 for the two year period of this offering.

Also as of October 1, 2011, the Sponsor, the Trust, and the Distributor entered into a letter agreement to terminate the Distribution Consulting and Marketing Services Agreement dated as of September 17, 2010 (the “Marketing Agreement”) between the parties. Pursuant to the Marketing Agreement, the Distributor was responsible for (1) marketing the Fund and other funds that are series of the Trust to financial intermediaries and increasing financial intermediaries’ awareness of the Fund and the Teucrium Funds; (2) assisting with the market positioning of the Fund and the Teucrium Funds; (3) attending relevant industry conferences as appropriate; and (4) deploying sales team resources, as needed, to target markets. The parties decided to terminate the Marketing Agreement to allow for the Sponsor to have increased flexibility in the marketing of the Fund and the Teucrium Funds. As of October 1, 2011, the tasks previously performed by the Distributor under the Marketing Agreement will be performed by the Sponsor and/or its designee, as may be determined by the Sponsor from time to time, on behalf of the Fund and the Teucrium Funds. Neither the Sponsor nor the Trust incurred any material early termination penalties in connection with the termination of the Marketing Agreement.

The Sponsor, the Trust, and the Distributor are also parties to a Securities Activities and Services Agreement, as amended from time to time (the “SASA”), pursuant to which certain employees and officers of the Sponsor are licensed as Registered Representatives or registered principals of the Distributor under FINRA rules. As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the SASA, the Distributor receives compensation for its activities on behalf of the Teucrium Funds which will not exceed $1,300 for the two year period of this offering, as well as certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Teucrium Funds, which will not exceed $1,500 for the two year period of this offering. The Registered Representatives will also be paid non-transaction based compensation for certain non-marketing related services provided to the Fund. This amount will not exceed $36,800 over the two year period of this offering. Registered Representatives will also be paid for

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marketing and wholesaling services to the Fund. This amount will not exceed $6,000 over the two year period of this offering. Of these amounts, the Sponsor will pay $5,000. The remainder will be paid by the Fund. Registered Representatives will also receive continuing education valued at a maximum of $200 for this offering.

In no event may the aggregate compensation from any source payable to underwriters, broker-dealers, or affiliates thereof for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Creation Baskets on any day is the total NAV of the Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares. An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create. If an Authorized Purchaser sells Shares that it has created to the public, it will be expected to sell them at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Soybean Interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Newedge, Goldman Sachs & Co., Goldman Sachs Execution & Clearing, L.P., UBS Securities, LLC, RBC Capital Market, LLC, and Virtu Financial BD LLC.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

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While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

The Flow of Shares

Calculating NAV

The Fund’s NAV per Share is calculated by:

•	Taking the current market value of its total assets, and

•	Subtracting any liabilities and dividing the balance by the number of Shares.

The Administrator calculates the NAV of the Fund once each trading day.  It calculates NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day is released after 4:15 p.m. New York time.

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In determining the value of Soybean Futures Contracts, the Administrator uses the CBOT closing price, except that the “fair value” of a Soybean Futures Contract (as described in more detail below) may be used when Soybean Futures Contracts close at their price fluctuation limit for the day.  The Administrator determines the value of all other Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust.  The value of Cleared Soybean Swaps and over-the-counter Soybean Interests is determined based on the value of the commodity or Futures Contract underlying such Soybean Interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such Soybean Interest.  Treasury Securities held by the Fund are valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes.  NAV includes any unrealized profit or loss on open Soybean Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of a Soybean Interest shall be determined by the Sponsor in good faith and in a manner that assesses the Soybean Interest’s value based on a consideration of all available facts and information on the valuation date.  When a Soybean Futures Contract has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Soybean Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached).  Typically, this estimate will be made primarily by reference to the price of comparable Soybean Interests trading in the over-the-counter market.  The fair value of a Soybean Interest may not reflect such security’s market value or the amount the Fund might reasonably expect to receive for the Soybean Interest upon its current sale.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE Arca calculates and disseminates throughout the trading day an updated “indicative fund value.”  The indicative fund value is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s Soybean Interests during the trading day.  Changes in the value of Treasury Securities and cash equivalents are not included in the calculation of indicative value.  For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV.  NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours for Soybean Futures Contracts on the CBOT are generally shorter than those of the NYSE Arca. This means that there is a gap in time at the beginning and the end of each day during which the Fund’s Shares are traded on the NYSE Arca, but real-time CBOT trading prices for Soybean Futures Contracts traded on such exchange are not available. As a result, during those gaps there is no update to the indicative fund value. The trading hours for the CBOT can be found at http://www.cmegroup.com/trading_hours/commodities-hours.html.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines.  In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca.  Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value.  If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades.  For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust, provided that there is not a minimum number of shares outstanding for the Fund.  Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

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Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities, cash and/or commodity futures equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.  The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasury Securities, cash and/or commodity futures required for such creations and redemptions.  The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser.  As of March 5, 2012, Authorized Purchasers pay a transaction fee of $250 to the Sponsor for each order they place to create one basket, with a maximum of $500 per order, and a fee of $250 per basket when they redeem baskets.  Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in physical soybeans and the Soybean Interest markets.  Some Authorized Purchasers or their affiliates may from time to time buy or sell soybeans or Soybean Interests and may profit in these instances.  The Sponsor believes that the size and operation of the soybean market make it unlikely that Authorized Purchasers’ direct activities in the soybeans or securities markets will significantly affect the price of soybeans, Soybean Interests, or the Fund’s Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations.  Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the transfer agent to create one or more baskets.  For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, CBOT, or the New York Stock Exchange is closed for regular trading.  Purchase orders must be placed by 1:15 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

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By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash, commodity futures and/or a combination thereof with the Fund, as described below.  Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order.  Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities, cash and/or commodity futures that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date.  The Sponsor determines, directly in its sole discretion or in consultation with the Custodian, the requirements for Treasury Securities, cash and/or commodity futures, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities, that may be included in deposits to create baskets.  If Treasury Securities are to be included in a Creation Basket Deposit for orders placed on a given business day, the Distributor will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasury Securities, cash and/or commodity futures by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”).  Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 1:15 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket.  The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor or Custodian may reject a purchase order or a Creation Basket Deposit if:

•	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

•	circumstances outside the control of the Sponsor, Distributor or Custodian make it, for all practical purposes, not feasible to process creations of baskets;

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•	there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CBOT from which the NAV of the Fund is calculated will be priced at a daily price limit restriction; or

•	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Distributor or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets.  On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets.  Redemption orders must be placed by 1:15 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor.  The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.  By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day, not to exceed three business days after the effective date of the redemption order, as agreed to between the Authorized Purchaser and the transfer agent when the redemption order is placed (the “Redemption Settlement Date”).  Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order.  An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities, cash and/or commodity futures that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received.  The Sponsor, directly or in consultation with the Custodian, determines the requirements for Treasury Securities, cash and/or commodity futures, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets.  If Treasury Securities are to be included in a redemption distribution for orders placed on a given business day, the Custodian will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received.  Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the Redemption Settlement Date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account on such next business day.  Any further outstanding amount of the redemption order shall be cancelled.  Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 1:15 p.m. New York time on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

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Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or CBOT is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or CBOT, is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CBOT from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.  For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption.  If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.  None of the Sponsor, the Distributor, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., two baskets of 25,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them.

Creation and Redemption Transaction Fees

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $250 per basket with a maximum of $500 per order.  In addition, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $250 per basket redeemed.  The transaction fees may be reduced, increased or otherwise changed by the Sponsor.  The Sponsor shall notify DTC of any change in a transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities, cash and/or commodity futures equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are

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expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Soybean Interest markets.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices.  An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients.  Shares are expected to trade in the secondary market on the NYSE Arca.  Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share.  The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Soybean Interest markets.  While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the markets for Soybean Interests may be reduced after the close of regular CBOT trading for Soybean Futures Contracts. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities.  The Sponsor invests the Fund’s assets in Soybean Futures Contracts, Cleared Soybean Swaps and Other Soybean Interests, short-term Treasury Securities, cash and cash equivalents.  When the Fund purchases Soybean Futures Contracts and certain Other Soybean Interests that are exchange-traded, the Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Soybean Interests at maturity.  This deposit is known as initial margin.  Counterparties in transactions in Cleared Soybean Swaps and over-the-counter Soybean Interests will generally impose similar collateral requirements on the Fund.  The Sponsor invests the Fund’s assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents.  Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCM or other custodians;
•	used for other investments; and
•	held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post approximately 10% of the notional amount of a Soybean Interest as initial margin when entering into such Soybean Interest.  Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Soybean Interests based on changes in the value of the Soybean Interests.  Furthermore, ongoing collateral requirements with respect to over-the-counter Soybean Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Soybean Interest, and each party’s creditworthiness.  In light of the differing requirements for initial payments under exchange-traded and over-the-counter Soybean Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time.  The Treasury Securities, cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements.  All interest income is used for the Fund’s benefit.

A FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time.  Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The approximate 10% of the Fund’s assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with United States generally accepted accounting principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue, and expense and related disclosure of contingent assets and liabilities during the reporting period of the financial statements and accompanying notes. The Trust’s application of these policies involves judgments, and actual results may differ from the estimates used.

The Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy.  The values which are used by the Funds for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.  Values will be determined on a daily basis.

Commodity futures contracts held by the Fund are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. Interest on cash equivalents and deposits with the FCM are recognized on the accrual basis. The Fund earns interest on its assets denominated in U.S. dollars on deposit with the FCM at a rate equal to 85% of the overnight of Federal Funds Rate. In addition, the Fund earns interest on funds held at the custodian at prevailing market rates for such investments.

Cash equivalents are highly-liquid investments with original maturity dates of three months or less at inception. The Fund reports cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Fund has a substantial portion of its assets on deposit with banks. Assets deposited with the bank may, at times, exceed federally insured limits.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period is fundamental to the Trust’s financial statements. In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Trust uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels: a) Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment, b) Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly, and c) Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. See the notes within the financial statements for further information.

The Fund and the Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statement of operations. Derivative contracts include futures contracts related to

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commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Funds’ clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Funds’ trading, the Funds (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

For tax purposes, the Funds will be treated as partnerships.  Therefore, the Funds do not record a provision for income taxes because the partners report their share of a Fund’s income or loss on their income tax returns.  The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes.

Results of Operations

The Teucrium Soybean Fund commenced investment operations on September 19, 2011. The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ Net Asset Value (“NAV”) reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for soybeans (“Soybean Futures Contracts”) that are traded on the Chicago Board of Trade (“CBOT”).  Except as described in the following paragraph, the three Soybean Futures Contracts will be: (1) second-to-expire CBOT Soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT Soybean Futures Contract, weighted 30%, and (3) the CBOT Soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%. On December 31, 2013, the Fund held a total of 66 CBOT soybean futures

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contracts with a notional value of $4,053,650. The contracts had a liability fair value of $188,863. The weighting of the notional value of the contracts was weighted as follows: (1) 35% to the March 2014 CBOT contracts, (2) 30% to the May 2014 CBOT contracts, and (3) 35% to the November 2014 CBOT contracts.

The benchmark for the Fund is the Teucrium Soybean Index (TSOYB) which is defined as: A weighted average of daily changes in the closing settlement prices of (1) the second-to-expire Soybean Futures Contract traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT Soybean Futures Contract, weighted 30%, and (3) the CBOT Soybean Futures Contract expiring in the November following the expiration month of third-to-expire contract, weighted 35%. During the period when the Excluded Contracts are the second-to-expire and third-to-expire Soybean Futures Contract, the fourth-to-expire and fifth-to-expire Soybean Futures Contracts will take the place of the second-to-expire and third-to-expire Soybean Futures Contracts, respectively, as Benchmark Component Futures Contracts.  Similarly, when the August Contract is the third-to-expire Soybean Futures Contract, the fifth-to-expire Soybean Futures Contract will take the place of the August Contract as a Benchmark Component Futures Contract, and when the September Contract is the second-to-expire Soybean Futures Contract, the third-to-expire and fourth-to-expire Soybean Futures Contracts will be Benchmark Component Futures Contracts. To convert to an index, 100 is set to $25, the opening day price of SOYB.

The chart below shows the percent change in the NAV per share for the Fund, the market price of the Fund shares, represented by the closing price of the Fund on the NYSE Arca or the mid-point of the 4 pm bid and ask if no closing price is available, and TSOYB for two periods. One period is December 31, 2013 compared to December 31, 2012. The second period is from the commencement of operations to December 31, 2013. The Benchmark does not reflect any impact of expenses, which would generally reduce the Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV do include the impacts of both expenses and interest income.

Period	Change in SOYB NAV per share	Change in Market Price	Change in the Benchmark (TSOYB)
December 31, 2012 to December 31, 2013	-4.88%	-5.23%	1.36%
September 19, 2011 to December 31, 2013	-6.93%	-9.05%	9.89%

For the Year Ended December 31, 2013 Compared to the Years Ended December 31, 2012 and 2011

On December 31, 2013, the Fund had 175,004 shares outstanding and net assets of $4,016,972. This is in comparison to 275,004 shares outstanding with net assets of $6,636,175 on December 31, 2012 and 100,004 shares outstanding and net assets of $2,186,430 in 2011. The decrease in the shares outstanding of 100,000 shares or 36.4% for 2013 compared to 2012 was the result of a more successful soybean harvest in 2013 for both the United States and South America; this situation also resulted in an overall price decrease for the underlying commodity in 2013. For the 2012 to 2011 periods, the increase in shares outstanding was 175,000 shares and 75% and represents, in management’s opinion, an increased focus by investors on the grain markets given the recent drought in the Midwest region of the United States and the recognition of the demand/supply condition for soybeans across the globe. In 2013 the Fund redeemed 175,000 shares and issued 75,000 shares as part of creation and redemption baskets. For 2012, the Fund redeemed 500,000 shares and issued 675,000 as part of creation and redemption baskets.

Total net assets for the Fund were $4,016,972 on December 31, 2013, $6,636,175 on December 31, 2012 and $2,186,430 on December 31, 2011. The Net Asset Values (“NAV”) per share related to these balances were $22.95, $24.13 and $21.86 respectively. The decrease in total assets from 2012 to 2013 of 39.5% was driven by a decrease in total shares outstanding and a decrease in the price of the underlying commodity. The increase in total net assets for 2012 versus 2011 of 203.5% was driven by a combination of an increase in the number of shares as well as an increase in the price of the underlying commodity. The NAV per share decreased by $1.18 or 4.9% from 2012 to 2013 and increased by $2.27 or 10.4% from 2011 to 2012. On December 31, the closing price on the NYSE Arca was $22.81 in 2013, $24.07 in 2012 and $22.06 in 2011. The change was a decrease of 5.2% from December 31, 2013 over 2012 and an increase of 9.1% for 2012 over 2011.

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Total loss for the year ended December 31, 2013 was ($8,215) resulting primarily from the net change in realized depreciation on commodity futures contracts totaling ($43,450) partially offset by a change in unrealized gain on commodity futures contracts of $32,512. Total loss was ($35,369) in 2012 and ($294,664) in 2011. Realized gain or loss on trading of commodity futures contracts is a function of: 1) the change in the price of the particular contracts sold as part of a “roll” in contracts as the nearest to expire contracts are exchanged for the appropriate contact given the investment objective of the fund, 2) the change in the price of particular contracts sold in relation to redemption of shares, 3) the gain or loss associated with rebalancing trades which are made to ensure conformance to the benchmark and 4) the number of contracts held and then sold for either circumstance aforementioned. Unrealized gain or loss on trading of commodity futures contracts is a function of the change in the price of contracts held on the final date of the period versus the purchase price for each contract and the number of contracts held in each contract month. The Sponsor has a static benchmark as described above and trades futures contracts to adhere to that benchmark and to adjust for the creation or redemption of shares.

Total expenses for the year ended December 31, 2013 were $385,308, with $61,250 attributable to payment of the management fee to the Sponsor, representing 15.9% of expenses. For 2012, total expenses were $475,934, with $63,352 or 13.3% in management fees. In 2011, total expenses were $19,006 from the commencement of operations until the end of the year, with the management fee to the Sponsor of $4,930 representing 25.9% of total expense. The management fee is calculated at an annual rate of 1% of the Fund’s daily average net assets. The decrease in total expenses for 2013 when compared to 2012 of $90,626 or 19.0% represents a reduction in overall Sponsor expenses and a reduced allocation to the Fund as a result of a reduction in net assets compared to other funds of the Sponsor. The increase in expenses from 2012 to 2011 of $456,928 was a combination of a full year of operation compared to the truncated period in 2011, higher assets under management relative to the other Funds managed by the Sponsor, which resulted in a larger percentage of expenses allocated to the Fund and fewer expenses paid by the Sponsor, offset partially by renegotiated contracts on behalf of the Fund.

The amounts attributable to distribution and marketing fees were $148,108 in 2013 and $205,174 in 2012. The expenses in this category represent 38.4% of total expenses in 2013 and 43.1% in 2012. The amounts attributable to professional fees were $113,689 in 2013 and $69,671 in 2012. This represents 29.5% of total expenses in 2013 and 14.6% in 2012. The professional fees were primarily paid to the independent auditor of the Fund and for the preparation and distribution of shareholder tax statements. Fees paid to the custodian and administrator were $8,426 in 2013 and $74,709 in 2012. This represented 2.2% of total Fund expenses for 2013 and 15.7% in 2012. The decrease in this category was the result of renegotiated contracts. General and administrative expenses were $25,966 in 2013 and $37,628 in 2012. This represented 6.7% of total Fund expenses for 2013 and 7.9% in 2012. Brokerage fees and commissions for the trading of Futures Contracts totaled $2,084 in 2013 and $4,432 for 2012. This represented .5% of total expenses in 2013 and .9% in 2012. The decrease in 2013 over 2012 expenses resulted from fewer contracts held due to lower assets under management. The reduced number of creation baskets in 2013 when compared to 2012 further reduced the brokerage expenses. Other than the management fee payable to the Sponsor and the brokerage commissions, most of the expenses incurred by the Fund are associated with the day-to-day operation of the Fund and the necessary functions related to regulatory compliance. These are generally based on contracts, which extend for some period of time and have commitments regardless of the level of assets under management.

For the year ended December 31, 2012, there was also approximately $560,000 of expenses recorded on the financial statements of the Sponsor which were subject to reimbursement by the Fund in 2013. The Sponsor had not determined, as of December 31, 2012, if it would seek such reimbursement and, as such, due to the uncertainty of this reimbursement, the financial statements of the Fund did not reflect an adjustment for this amount. As of December 31, 2013, the Sponsor had been reimbursed by SOYB, a total of $47,200 of the $560,000; the Sponsor will not seek reimbursement in 2014 for any residual balance which is deemed attributable to the operation of the Fund. For the year ended December 31, 2013, there is approximately $590,000 of expenses recorded on the financial statements of the Sponsor which is subject to reimbursement by the Funds in 2014. The Sponsor has not yet determined if it will seek such reimbursement and, as such, due to the uncertainty of this reimbursement, the financial statements of the Trust and the Funds do not reflect an adjustment for this amount.

The structure of the Fund and the nature of the expenses are such that as total net assets grow, there is a scalability of expenses that may allow the total expense ratio to be reduced. However, if total net assets for the Fund

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fall, the total expense ratio of the Fund will increase unless additional reductions are made by the Sponsor to the daily expense accrual. The Sponsor can elect to adjust the daily expense accruals at its discretion.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Fund or waive the management fee. This election is subject to change by the Sponsor, at its discretion. For the years-ended December 31, 2013, 2012, and 2011, there were approximately $0, $0 and $1,200 respectively of management fees waived by the Sponsor. For the years-ended December 31, 2013, 2012, and 2011, there were approximately $8,400, $11,600 and $25,000 respectively of expenses which generally would have been paid by the Fund but were waived by the Sponsor

Net cash used in the Fund’s operating activities during the period was ($177,734) in 2013, ($847,212) in 2012 and ($444,731) in 2011. In 2013, proceeds from the sale of shares were $1,859,169 while payments for the redemption of shares were $4,084,849. In 2012, these amounts were $17,320,020 for issuance and $12,358,972 for redemptions, while in 2011 the amounts were $2,500,000 for issuance with no payments for the redemption of Shares of the Fund.

Benchmark Performance

As noted above, the Sponsor endeavors to place the Fund’s trades in Soybean Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the Benchmark over the same period.

During the period from the January 1, 2013 through December 31, 2013, the average daily change in the Fund’s NAV was within plus/minus 10 percent of the average daily change in the Fund’s Benchmark.

Liquidity and Capital Resources

All of the Fund’s source of capital is derived from the offering of Shares to Authorized Purchasers. Authorized Purchasers may then subsequently redeem such Shares. The Fund in turn allocates its net assets to commodities trading. A significant portion of the net asset value is held in Treasury Securities and cash and cash equivalents, which is used as margin for the Fund’s trading in commodities. The percentage that Treasury Securities bear to the total net assets will vary from period to period as the market values of the Fund’s Soybean Interests change. The balance of the net assets is held in the Fund’s commodity trading account. Interest earned on interest-bearing assets of the Fund is paid to the Fund.

The investments of the Fund in Soybean Interests may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.   For example, the CBOT limits the fluctuations in Soybean Futures Contract prices during a single day by regulations referred to as “daily limits.”  During a single day, no trades may be executed at prices beyond the daily limit.  Once the price of a Soybean Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit.  Such market conditions could prevent the Fund from promptly liquidating its Soybean Interest positions.

Market Risk

Trading in Soybean Interests such as Soybean Futures Contracts involves the Fund entering into contractual commitments to purchase or sell specific amounts of soybeans at a specified date in the future.  The gross or face amount of the contracts significantly exceeds the future cash requirements of the Fund since the Fund typically closes out any open positions prior to the contractual expiration date.  As a result, the Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts.  The Fund considers the “fair value” of derivative instruments to be the unrealized gain or loss on the

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contracts.  The market risk associated with the commitment by the Fund to purchase a specific commodity is limited to the aggregate face amount of the contracts held.

The exposure of the Fund to market risk depends on a number of factors including the markets for soybeans, the volatility of interest rates and foreign exchange rates, the liquidity of the Soybean Interest markets and the relationships among the contracts held by the Fund.  The limited experience of the Sponsor in trading Soybean Interests in a manner that tracks changes in the Benchmark, as well as drastic market events, could ultimately lead to substantial losses for Shareholders.

Credit Risk

When the Fund enters into Soybean Interests, it is exposed to the credit risk that the counterparty will not be able to meet its obligations.  For purposes of credit risk, the counterparty for the Soybean Futures Contracts traded on the CBOT and for Cleared Soybean Swaps is the clearinghouse associated with the CBOT.  In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk.  Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions.  Unlike in the case of exchange-traded futures contracts, the counterparty to an over-the-counter Soybean Interest contract is generally a single bank or other financial institution.  As a result, there is greater counterparty credit risk in over-the-counter transactions.  There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to the Fund.

The Fund may engage in off exchange transactions broadly called an “exchange for risk” transaction, also referred to as an “exchange for swap.” For purposes of the Dodd-Frank Act and related CFTC rules, an “exchange for risk” transaction is treated as a “swap.” An “exchange for risk” transaction, sometimes referred to as an “exchange for swap” or “exchange of futures for risk,” (“EFR”) is a privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity. An EFR transaction can be used by the Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund may use an EFR transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Fund will become subject to the credit risk of the market specialist/market maker until the EFR is settled or terminated. The Fund reports all activity related to EFR transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

The Sponsor attempts to manage the credit risk of the Fund by following certain trading limitations and policies.  In particular, the Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Soybean Interests it holds.  The Sponsor has implemented procedures that include, but are not limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Fund to limit its credit exposure.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Fund.  While the Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Fund and pay its contractual obligations described below, the Fund requires liquidity to redeem Redemption Baskets.  The Fund intends to satisfy this

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obligation through the transfer of cash of the Fund (generated, if necessary, through the sale of Treasury Securities) in an amount proportionate to the number of Shares being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

The Fund’s primary contractual obligations are with the Sponsor and certain other service providers.  The Sponsor, in return for its services, is entitled to a management fee calculated as a fixed percentage of the Fund’s NAV, currently 1.00% of its average net assets.  The Fund also is responsible for all ongoing fees, costs and expenses of its operation, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA and any other regulatory agency in connection with the offer and sale of the Shares offered through this prospectus, the legal, printing, accounting and other expenses associated with such registrations, and the initial fee of $5,000 for listing the Shares on the NYSE Arca, the Fund will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Shares of the Fund in excess of those offered through this prospectus.

The Fund pays its own brokerage and other transaction costs.  The Fund pays fees to FCMs in connection with its transactions in futures contracts.  FCM fees are estimated to be minimal for the Fund.  In general, transaction costs on over-the-counter Soybean Interests and on Treasuries and other short-term securities are embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated.  Other expenses to be paid by the Fund, including but not limited to the fees paid to the Custodian and Distributor with respect to the Fund are estimated to be 2.96% for the twelve-month period ending April 30, 2015, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

Any general expenses of the Trust will be allocated among the Teucrium Funds and each other series that may be established under the Trust in the future as determined by the Sponsor in its sole and absolute discretion.  The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto.  The Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Custodian/Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Fund’s NAV and trading levels to meet their investment objectives will not be known until a future date.  These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Fund’s existence.  The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

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Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust.  The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.  The Sponsor’s authority includes, without limitation, the right to take the following actions:

•	To enter into, execute, deliver and maintain contracts, agreements and any other documents as may be in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

•	To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

•	To supervise the preparation and filing of any registration statement (and supplements and amendments thereto) for the Fund;

•	To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the 1934 Act, the CEA or rules and regulations promulgated thereunder;

•	To pay or authorize the payment of distributions to the Shareholders and expenses of the Fund;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the Shareholders;

•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

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•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and subject to certain limitations set forth in the Trust Agreement, pledge, mortgage, and hypothecate the estate of the Fund in accordance with the purposes of the Trust and any registration statement filed on behalf of the Fund;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

•	Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a purchase order;

•	Receive from Authorized Purchasers and process, or cause the Distributor or other Fund service provider to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository; and

•	Delegate duties to one or more administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person.  Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds, or to any other person, the Sponsor, acting under the Trust Agreement, shall not be liable to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds or to any other person for its good faith reliance on the provisions of the Trust Agreement. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or

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a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series.  The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series.  The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee.  If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Trust, voting as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor.  The successor Sponsor will continue the business of the Trust.  Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per share.  If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

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Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution).  The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place.  Where the meeting is called upon the written request of the shareholders of the Teucrium Funds, or any Teucrium fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by Sponsor.  Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Teucrium Funds, or any Teucrium fund, as applicable, for the debts of the applicable Teucrium Fund.  Shareholders may vote in person or by proxy at any such meeting.  The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken.  Such written consents shall be treated for all purposes as votes at a meeting.  If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Voting Rights

Shareholders have very limited voting rights.  Specifically, the Trust Agreement provides that shareholders of the Trust’s Series holding shares representing at least a majority (50%) of the outstanding shares of the Trust’s Series voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption.  (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.)  In addition, shareholders of the Teucrium Funds holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class(excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.  Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets.  The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

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The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees do not devote their time exclusively to the Fund.  Under the organizational documents of the Sponsor, Mr. Sal Gilbertie and Mr. Dale Riker are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves.  In addition, the Sponsor expects that operating the Teucrium Funds will generally constitute the principal and a full-time business activity of its principals, officers and employees.  Notwithstanding these obligations and expectations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise.  In particular, the principals could have a conflict between their responsibilities to the Fund on the one hand and to those other entities on the other.  The Sponsor believes that it currently has sufficient personnel, time, and working capital to discharge its responsibilities to the Fund in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund.  However, it is not possible to quantify the proportion of their time that the Sponsor’s personnel will devote to the Fund and its management.

The Sponsor and its principals, officers and employees may trade futures and related contracts for their own accounts.  Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading.  A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund.  A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests rather than your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds.  Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Teucrium Funds, and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds.  The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages.  In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises.  This potential indemnification will cause the Sponsor’s assets to decrease.  If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund.  The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund.  Neither the Fund nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures.  The pursuit of such business ventures, even if competitive with the activities of the Fund, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and

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the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.

In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor or any affiliate thereof may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of the Trust Agreement or the trust relationship created thereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided in the Trust Agreement, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

Interests of Named Experts and Counsel

The Sponsor has employed Reed Smith LLP to prepare this prospectus.  Neither the law firm nor any other expert hired by the Fund to give advice on the preparation of this offering document have been hired on a contingent fee basis.  Nor do any of them have any present or future expectation of interest in the Sponsor, Distributor, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws.  The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.  Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, or at the offices of the Administrator, the Bank of New York Mellon, located at One Wall Street, New York, New York 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice.  The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations.  In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

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Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following:  (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Soybean Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Fund, are recorded on an accrual basis.  The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA.  These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.  The Trust will also post monthly reports to the Fund’s website (www.teucriumsoybfund.com).  These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV.  The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.  In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC.  The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucriumsoybfund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select.  The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request.  The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997, will provide tax information in accordance with applicable U.S. Treasury Regulations.  Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucriumsoybfund.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware.  Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Fund.

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Security Ownership of Principal Shareholders and Management

The following table sets forth shares as of December 31, 2013, information with respect to each person known to own beneficially more than 5% of the outstanding shares of the Fund:

Name	Address	Amount and Nature of Beneficial Ownership	Percent of Class
Teucrium Agricultural Fund	Brattleboro, VT 05301	20,331 common units	11.62%

The following table sets forth shares as of December 31, 2013, information with respect to the beneficial ownership of the Fund by Class A members and officers of the Sponsor:

Name of Owner	Amount and Nature of Beneficial Ownership	Percent of Fund’s Outstanding Shares
Sal Gilbertie	100 Shares- Direct Ownership	0.06%

Legal Matters

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder.  Reed Smith LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Rothstein Kass, an independent registered public accounting firm, has audited the financial statements incorporated herein by reference of the Trust, the Fund and the Sponsor as of December 31, 2013 and 2012.

Privacy Policy

This Privacy Policy explains the policies of the Sponsor, a commodity pool operator registered with the CFTC, and (i) the Trust, and (ii) each commodity pool for which the Sponsor serves as Sponsor currently or in the future including Teucrium Corn Fund, Teucrium WTI Crude Oil Fund, Teucrium Natural Gas Fund, Teucrium Wheat Fund, Teucrium Sugar Fund, and Teucrium Soybean Fund, and Teucrium Agricultural Fund (each of which is a series of the Trust), relating to the collection, maintenance, and use of nonpublic personal information about the Funds’ investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information. Please read this policy carefully to understand what the Sponsor does. This Privacy Policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services from the Sponsor, the Trust, and the Funds primarily for personal, family, or household purposes. This Privacy Policy applies to both current and former Fund investors; the Sponsor will only disclose nonpublic personal information about former investors to the same extent as for current investors, as described below.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund

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investors for certain purposes relating to the operation of the Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in shares of the Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor recognizes and respects the privacy expectation of each of the Funds’ investors. The Sponsor believes that the confidentiality and protection of investors’ nonpublic personal information is one of its fundamental responsibilities. This means, most importantly, that the Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. Below are the circumstances in which the Sponsor may disclose investors’ nonpublic personal information to third parties; investors may not opt out of these disclosures:

•	The Sponsor may provide an investor’s nonpublic personal information to non-affiliated service providers involved in servicing and administering products and services for, or on behalf of the Sponsor (e.g., accountants, compliance consultants, legal advisors, broker-dealers, introducing brokers, futures commissions merchants, investment companies, investment advisers, commodity trading advisors, commodity pool operators, administrators, and custodians). In all such cases, the Sponsor will provide the third party with only the nonpublic personal information necessary to carry out its assigned responsibilities and only for that purpose.
•	The Sponsor will release nonpublic personal information if directed by an investor to do so. The Sponsor may also release nonpublic personal information to persons acting in a fiduciary or representative capacity on behalf of an investor.
•	The Sponsor may release an investor’s nonpublic personal information to courts and other parties related to a subpoena or other court, government, or SRO order or process, as authorized by law.
•	The Sponsor may release an investor’s nonpublic personal information to regulators (including SROs) or governmental entities that have made a reasonable request for such information, as authorized by law.
•	The Sponsor may release an investor’s nonpublic personal information to certain governmental entities and others to prevent money laundering, as authorized by law.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in shares of the Funds, may be shared between and amongst the Sponsor and the Funds. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Funds. However, the Sponsor and the Funds will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from Funds other than the Fund(s) in which it invests.

Protection of Nonpublic Personal Information

•	The Sponsor restricts access to investors’ nonpublic personal information only to those employees, agents, and representatives who require that information to provide financial products and services.
•	The Sponsor requires all employees, financial professionals, and companies providing services on its behalf to keep investors’ nonpublic personal information confidential.
•	Third parties with whom the Sponsor shares investor nonpublic personal information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically, and procedurally.
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•	The Sponsor maintains physical, technical, administrative, and procedural safeguards that comply with federal standards to protect the confidentiality and security of investors’ nonpublic personal information including, where applicable, its disposal.
•	Employees, agents, and representatives who have access to shareholder reports or other correspondence containing investors’ nonpublic personal information are required to utilize passwords on all electronic devices used to carry out their professional responsibilities.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund.  Except where noted otherwise, it deals only with the tax consequences relating to Shares held as capital assets by persons not subject to special tax treatment.  For example, in general it does not address the tax consequences to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark-to-market method of accounting, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of Shares whose “functional currency” is not the U.S. dollar.  Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Reed Smith LLP (“Reed Smith”), counsel to the Trust, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs.  In rendering its opinion, Reed Smith has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor.  This opinion is not binding on the IRS.  No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust.  If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder.  If a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law.  Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that Trust, due to the nature of its activities the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes.  In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for federal income tax purposes.  Under the Code, a publicly traded partnership is generally taxable as a corporation.  In the case of an entity (such as the Fund) not

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registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”).  For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.  In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from futures, forwards, options, and swaps and other notional principal contracts with respect to commodities.  The Trust and the Sponsor have represented the following to Reed Smith:

•	at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith is of the opinion that the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes.  The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis.  No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.  Reed Smith will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates.  In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns.  Distributions by the Fund (if any) would be treated as ordinary dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits.  Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income.  No U.S. federal income tax is paid by the Fund on its income.  Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such returns.  If the Fund recognizes income in the form of interest on Treasury Securities and net capital gains from cash settlement of Soybean Interests for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year.  Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability.  Because the Sponsor currently does not intend to make distributions, it is likely that that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions.  Additionally, for taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in

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the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account  Restatements.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”  An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.  Subject to the discussion below concerning certain conventions to be used by the Fund, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method.  The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month.  The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the beginning of the first day of the immediately succeeding month.  For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April.  The tax items attributable to that Share for April will be allocated to the person who is the actual or deemed holder of the Share as of the close of trading on the last trading day of March.  Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period.  Accordingly, investors may receive no allocations with respect to Shares that they actually held, or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.  Investors who hold a Share on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Share.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets.  For this purpose, unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption.  The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”).  The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

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The Sponsor believes that application of the conventions and methods described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Shareholders’ interests in the Fund for U.S. federal income tax purposes.  The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a semi-monthly method permitted under proposed Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests.  It is possible that the IRS could successfully challenge the Fund’s allocation methods on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Shareholder to report a greater or lesser share of items of income, gain, loss, or deduction than if the conventions were respected.  The Sponsor is authorized to revise the Fund’s methods to conform to the requirements of any future Treasury Regulations.

As noted above, the conventions used by the Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares.  This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent.  For example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares", below).  In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses", below).

Section 754 election.  The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS.  The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets.  The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest.  Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable.  In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions.  In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to make adjustments to the Shareholders’ indirect basis in Fund assets.  It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256  Contracts.  Under the Code, special rules apply to instruments constituting “section 1256 contracts.”  A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange.  Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”).   In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

Many of the Fund’s Soybean Futures Contracts will qualify as “section 1256 contracts” under the Code.  Some Other Soybean Interests that are cleared through a qualified board or exchange will also constitute section 1256 contracts.  Gain or loss recognized as a result of the disposition, termination or marking-to-market of the Fund’s section 1256 contracts during a calendar month will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention.  Under recently enacted legislation, Cleared Soybean Swaps and other commodity swaps will most likely not qualify as section 1256 contracts.  If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of

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disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Fund’s hands.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities.  In general, the amount at risk will be a Shareholder’s invested capital.  Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income.  Unused capital losses can be carried forward and used to offset capital gains in future years.  In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations.  Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year.  Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

• 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

• 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.”  Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account.  Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares.  As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss.  As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares.  Shareholders are urged to consult their own professional tax advisor regarding the effect of limitations under the Code on their ability to deduct your allocable share of the Fund’s losses and expenses.

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Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return.  A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase.  In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder.  For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder.  Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns.  As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold.  Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.  If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution.  Any cash distributions in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.

Constructive Termination of the Partnership.  The Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Shares within a 12-month period.  A termination would result in the closing of the Fund’s taxable year for all Shareholders.  In the case of a Shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination.  We would be required to make new tax elections after a termination.  A termination could result in tax penalties if we were unable to determine that the termination had occurred.  Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold.  A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss.  A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss.  It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold.  If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold.  Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold.  The

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Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund.  The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case —

•	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

•	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for tax purposes; and

•	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other Tax Matters

Information Reporting.  The Fund provides tax information to the Shareholders and to the IRS.  Shareholders of the Fund are treated as partners for federal income tax purposes.  Accordingly, the Fund will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns.  The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes.  On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.  Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account.  A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information to the Fund.  The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Fund.

Partnership Audit Procedures.  The IRS may audit the federal income tax returns filed by the Fund.  Adjustments resulting from any such audit may require a Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return.  Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items.  Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings.  The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.  The Code

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provides for one partner to be designated as the “tax matters partner” and to represent the partnership purposes of these proceedings.  The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

Reportable Transaction Rules.  In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return.  These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits.  They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances.  While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid.  In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements.  Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.  Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”).  Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business.  If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business).  Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI.  Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition).  Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable.  The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year.  The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future.  In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization.  The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS.  An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies.  Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status.  A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership.  The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis.  The Fund expects to be a qualified publicly traded partnership in each of its taxable years.  However, such qualification is not assured.

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Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income.  The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”).  The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”).  FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence.  In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.  Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 39.6% for individual Shareholders and a rate of 35% for corporate Shareholders.  The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions.  The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year.  Classifying an activity by a partnership as an investment or an operating business is a factual determination.  Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities.  This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place.  Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within in the United States.  However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is distributed.  A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.  Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible.  In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income.  Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.  In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer.

The Trust expects that most of the Fund’s interest income will qualify as portfolio interest.  In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as

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portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.  Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.  In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding.  Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.  The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c), and may increase in future tax years.

Other Tax Considerations

In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside.  Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund.  It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.  Reed Smith has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Recently enacted legislation that becomes effective after June 30, 2014, generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The IRS and the Treasury Department have issued final regulations pursuant to which the full implementation of these rules will be phased in over the next several years, including the obligation to withhold. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends.  The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account.  In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner.  When these provisions become effective, depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% withholding tax with respect to distributions on its Shares and proceeds from the sale of its Shares.  Under certain circumstances, a Non-U.S. Shareholder might be eligible for refund or credit of such taxes.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both.  This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined

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in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund.  Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof.  This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors.  The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio.  Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code.  Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security.  If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances.  In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares.  The Sponsor believes that the Shares therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

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Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan.  In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules.  For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement.  If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA.  Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA.  Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA.  For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption.  Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them.  These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above.  In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

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No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan.  The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014;
•	our Current Report on Form 8-K filed with the SEC on April 7, 2014; and
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on May 12, 2014.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

Teucrium Soybean Fund
Attention: Barbara Riker
232 Hidden Lake Road, Building A
Brattleboro, Vermont 05301
(802) 257-1617

Our Internet website is www.teucriumsoybfund.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares.  You should rely only on the information contained in this prospectus or any applicable prospectus supplement.  None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

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The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement.  Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions.  The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucriumsoybfund.com.  The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.  The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.  The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: The Bank of New York Mellon

Authorized Purchaser:  One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark:  A weighted average of the closing settlement prices for three Soybean Futures Contracts that are traded on the CBOT: (1) the second-to-expire Soybean Futures Contract, weighted 35%, (2) the third-to-expire Soybean Futures Contract, weighted 30%, and (3) the Soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%, except that the Benchmark will never include Soybean Futures Contracts expiring in August or September.

Benchmark Component Futures Contracts:  The three Soybean Futures Contracts that at any given time make up the Benchmark.

Business Day:  Any day other than a day when any of the NYSE Arca, CBOT, or the New York Stock Exchange is closed for regular trading.

CFTC:  Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Chicago Board of Trade (CBOT):  The primary exchange on which Soybean Futures Contracts are traded in the U.S.  The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by the CBOT and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange.

Cleared Soybean Swap:  A soybean-based swap agreement that is cleared through CBOT or its affiliated provider of clearing services.

Code: Internal Revenue Code.

Commodity Pool:  An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO:  Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket:  A block of 25,000 Shares used by the Fund to issue Shares.

Custodian:  The Bank of New York Mellon

DTC:  The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant:  An entity that has an account with DTC.

DTEF:  A derivatives transaction execution facility.

Exchange Act:  The Securities Exchange Act of 1934.

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Exchange for Risk:  A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.

FINRA:  Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Indirect Participants:  Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC):  A type of business ownership combining several features of corporation and partnership structures.

Margin:  The amount of equity required for an investment in futures contracts.

NAV:  Net Asset Value of the Fund.

NFA:  National Futures Association.

NSCC:  National Securities Clearing Corporation.

1933 Act:  The Securities Act of 1933.

Option:  The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Soybean Interests:  Other soybean-related investments such as cash-settled options on Soybean Futures Contracts, swaps agreements other than Cleared Soybean Swaps and forward contracts relating to soybeans, and over-the-counter transactions that are based on the price of soybeans, Soybean Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative:  A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket:  A block of 25,000 Shares used by the Fund to redeem Shares.

SEC:  Securities and Exchange Commission.

Secondary Market:  The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders:  Holders of Shares.

Shares:  Common units representing fractional undivided beneficial interests in the Fund.

Sponsor:  Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract:  A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Soybean Futures Contracts:  Futures contracts for soybeans that are traded on CBOT or foreign exchanges.

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Soybean Interests:  Soybean Futures Contracts, Cleared Soybean Swaps and Other Soybean Interests.

Swap Agreement:  An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error:  Possibility that the daily NAV of the Fund will not track the Benchmark.

Treasury Securities:  Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust Agreement:  The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of October 21, 2010.

Valuation Day:  Any day as of which the Fund calculates its NAV.

You:  The owner of Shares.

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STATEMENT OF ADDITIONAL INFORMATION

TEUCRIUM SOYBEAN FUND

This statement of additional information is the second part of a two part document.  The first part is the Fund’s disclosure document.  The disclosure document and this statement of additional information are bound together, and both parts contain important information.  This statement of additional information should be read in conjunction with the disclosure document.  To obtain a copy of the disclosure document without charge, call the Fund at (802) 257-1617. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 14.

This statement of additional information and accompanying disclosure document are both dated June 30, 2014.

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TEUCRIUM SOYBEAN FUND

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Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators.  Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities.  Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity.  At the time for performance of the physical contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his futures contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations.  The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.  However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date.  A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial

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condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Fund is itself required to become a member of the NFA.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed versions of all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. The CFTC has issued final rules under the Dodd-Frank Act relating to recordkeeping and reporting of swap transactions, mandatory clearing of certain classes of credit default swaps and interest rate swaps, as well as the definition of key terms such as “swap” and “swap dealer.” Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and cleared and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the over-the-counter market.

The CFTC published final rules on February 17, 2012 and April 3, 2012 that require “swap dealers” and "major swap participants” to: 1) adhere to business conduct standards, 2) implement policies and procedures to ensure compliance with the CEA and 3) maintain records of such compliance. These new requirements may impact the documentation requirements for both cleared and non-cleared swaps and cause swap dealers and major swap participants to face increased compliance costs that, in turn, may be passed along to counterparties, such as the Funds, in the form of higher fees and expenses that relate to trading swaps.

On August 13, 2012 the CFTC and the SEC published joint final rules defining the terms “swap” and “security-based swaps.” The term “swap” is broadly defined to include various types of over-the-counter derivatives, including swaps and options. The effective date of these final rules was October 12, 2012. Pursuant to the Dodd-Frank Act, certain transactions within the definition of “swap” must be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivative clearing organizations” (“DCOs”)). On November 28, 2012 the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCOs. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective February 11, 2013. Beginning on March 11, 2013, swap dealers, major swap participants, and certain active funds were required to clear certain credit default swaps and interest rate swaps; and beginning on June 10, 2013, commodity pools, certain private funds and entities predominately engaged in financial activities were required to clear the same types of swaps. As a result, if a Fund enters into or had entered into certain interest rate or credit default swaps on or after June 10, 2013, such swaps will be required to be centrally cleared. Determinations on other types of swaps are expected in the future and, when finalized, could require the Fund to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis.

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The Dodd-Frank Act requires the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”) to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (including many over-the-counter swaps). The proposed rules would require swap dealers and major swap participants to collect both variation and initial margin from their financial entity counterparties such as the Fund but would not require these swap dealers or major swap participants to post variation margin or initial margin to the Fund. In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not yet implemented any final rules. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable “Prudential Regulator.”

The Dodd-Frank Act also requires that certain swaps determined to be available to trade on a swap execution facility (“SEF”) must be executed over such a facility. On June 5, 2013, the CFTC published a final rule regarding the obligations of SEFs, including the obligation for facilities offering multiple person execution services to register as a SEF by October 2, 2013. Based upon applications filed by several SEFs with the CFTC in the second half of October 2013, it is expected that the CFTC will determine certain interest rate swaps and credit default index swaps to be available to trade on those SEFs in the first quarter of 2014. On November 14, 2013 the CFTC Division of Clearing and Risk, Division on Market Oversight, and Division of Swap Dealer and Intermediary Oversight published guidance with respect to the application of certain CFTC rules on SEFs. That guidance clarified that SEFs could not restrict access to participants who are permitted to trade swaps and that SEFs may not require participants to have brokerage agreements in place with other counterparties.

On April 5, 2013, the CFTC’s Division of Clearing and Risk issued a letter granting no-action relief from certain swap data reporting requirements for swaps entered into between affiliated counterparties. In general, the letter grants relief from real-time, historical and regular swap reporting (under Part 43, Part 45 and Part 46 of the CFTC’s regulations, respectively).

On April 9, 2013, the CFTC’s Division of Market Oversight issued a letter granting time-limited no-action relief to non-swap dealer, non-major swap participant counterparties from the real-time, regular and historical swap reporting requirements (under Part 43, Part 45 and Part 46 of the CFTC’s regulations, respectively). The regular reporting requirements (Part 45 of the CFTC regulations) for interest rate and credit swaps of a financial entity (including a commodity pool such as the Fund) began on April 10, 2013. The letter delays implementation of the reporting requirements based upon the asset class underlying the swap and the classification of the reporting counterparty. For a financial entity (including a commodity pool such as the Funds), regular reporting requirements for equity, foreign exchange and other commodity swaps began on May 29, 2013 and reporting of all historical swaps for all asset classes begins on September 30, 2013.

On April 11, 2013, the CFTC published a final rule to exempt swaps between certain affiliated entities within a corporate group from the clearing requirement. The rule permits affiliated counterparties to elect not to clear a swap subject to the clearing requirement if, among other things, the counterparties are majority-owned affiliates whose financial statements are included in the same consolidated financial statements and whose swaps are documented and subject to a centralized risk management program. However, the exemption does not apply to swaps entered into by affiliated counterparties with unaffiliated counterparties.

On November 6, 2013, the CFTC published a final rule to impose requirements on swap dealers and major swap participants with respect to the treatment of collateral posted by their counterparties to margin, guarantee, or secure uncleared swaps. Essentially, the rule places restrictions on what swap dealers and major swap participants can do with collateral posted by the Fund in connection with uncleared swaps.

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In addition to the rules and regulations imposed under the Dodd-Frank Act, swap dealers that are European banks may also be subject to European Market Infrastructure Regulation (“EMIR”). These regulations have not yet been fully implemented.

On August 12, 2013, the CFTC issued final rules establishing compliance obligations for CPOs of investment companies registered under the Investment Company Act of 1940 that are required to register due to recent changes to Commission Regulation 4.5. For entities that are registered with both the CFTC and SEC, the CFTC will accept the SEC’s disclosure, reporting, and recordkeeping regime as substituted compliance for substantially all of Part 4 of the CFTC’s regulations, so long as they comply with comparable requirements under the SEC’s statutory and regulatory compliance regime. Thus, the final rules (the “Harmonization Rules”) allow dually registered entities to meet certain CFTC regulatory requirements for CPOs by complying with SEC rules to which they are already subject. Although the Fund is not a registered investment company under the Investment Company Act, the Harmonization Rules amended certain CFTC disclosure rules to make the requirements for all CPOs to periodically update their disclosure documents, consistent with those of the SEC. This change will decrease the burden to the Fund and the Sponsor of having to comply with inconsistent regulatory requirements. It is not known whether the CFTC will make additional amendments to its disclosure, reporting and recordkeeping rules to further harmonize these obligations with those of the SEC as they apply to the Fund and the Sponsor, but any such further rule changes could result in additional operating efficiencies for the Fund and the Sponsor.

The effect of future regulatory change on the Fund, and the exact timing of such changes, is impossible to predict but it may be substantial and adverse. Specifically, the new law, the rules that have been promulgated thereunder, and the rules that are expected to be promulgated may negatively impact the ability of the Fund to meet its investment objectives, either through position limits or requirements imposed on it and/or on their counterparties. In particular, new position limits imposed on the Fund or any counterparties may impact the ability of the Fund to invest in a manner that most efficiently meets its investment objective. New requirements, including capital imposed on the counterparties of the Fund and the mandatory clearing and margining of swaps, may increase the cost of the Fund’s investments and doing business.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Position Limits, Aggregation Limits, Price Fluctuation Limits

On November 5, 2013 the CFTC proposed a rulemaking that would establish specific limits on speculative positions in 28 physical commodity futures and option contracts as well as swaps that are economically equivalent to such contracts in the agriculture, energy and metal markets (the “Position Limit Rules”). On that same date, the CFTC proposed another rule addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control (the “Proposed Aggregation Requirements”). Specifically, the original position limit requirements identify which contracts are subject to speculative position limits; set thresholds that restrict the number of speculative positions that a person may hold in a spot month, individual month, and all months combines; create an exemption for positions that constitute bona fide hedging transactions; impose responsibilities on designated contract markets (“DCMs”) and SEFs to establish position limits or, in some cases, position accountability rules; and apply to both futures and swaps across four relevant venues: over-the-counter, DCMs, SEFs, and non-US located platforms. Furthermore, until such time as the Position Limit Rules are adopted, the regulatory architecture in effect prior to the adoption of the Position Limit Rules will govern transactions in Reference Contracts. Currently, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, the Funds may be limited with respect to the size of their investments in any commodity subject to these limits. Finally, subject to certain narrow exceptions, the Position Limit Rules require the aggregation, for purposes of the position limits, of all positions in Reference Contracts of the 28 regulated commodities held by a single entity and its affiliates, regardless of whether such positions exist on US futures exchanges, non-US futures exchanges, cleared swaps, or in over-the-counter swaps. Under the CFTC’s existing position limit requirements and the Position Limit

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Rules, a market participant is generally required to aggregate all positions for which ownership interest in an account or position, as well as the positions of two or more persons acting pursuant to an express or implied agreement or understanding. As this time, it is unclear how the Proposed Aggregation Requirements may affect the Fund, but it may be substantial and adverse. By way of example, the Proposed Aggregation Requirements in combination with the Position Limit Rules may negatively impact the ability of the Fund to meet its respective investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Fund.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

The CFTC and U.S. designated contract markets such as the CBOT may establish position limits and accountability levels on the maximum net long or net short positions in futures contracts in commodities that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund would not be) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S. futures exchanges, such as the CBOT, limit the daily price fluctuation for futures contracts.

Position limits generally impose a fixed ceiling on aggregate holdings in futures contracts relating to a particular commodity, and may also impose separate ceilings on contracts expiring in any one month, contracts expiring in the spot month, and/or contracts in certain specified final days of trading.  Specifically, the CFTC’s position limits for Soybean Futures Contracts (including related options) are 600 spot month contracts, 15,000 contracts expiring in any other single month, and 15,000 contracts for all months.  All Soybean Futures Contracts held under the control of the Sponsor, including those held by any future series of the Trust, will be aggregated in determining the application of these position limits.  Position limits could in certain circumstances effectively limit the number of Creation Baskets that the Fund can sell but, because the Fund is new, it is not expected to reach asset levels that would cause these position limits to be implicated in the near future. Assuming a contract price of $11.04 per bushel (November 2014 CBOT contract price as of January 31, 2014) and that the Fund was fully invested in Soybean Futures Contracts, the position limit of 15,000 contracts total would apply when the Fund’s assets reached approximately $828 million ($11.04 per bushel times 5,000 bushels per contract times 15,000 contracts).  If such position limits become applicable to the Fund in the future, the Sponsor may enter into for the Fund Other Soybean Interests that are not subject to position limits to a greater degree than would otherwise be the case.  (Currently, there are generally no position limits applicable to Other Soybean Interests, except that options on Soybean Futures Contracts must be aggregated with the related Soybean Futures Contracts for purposes of the position limits on Soybean Futures Contracts.  Cleared Soybean Swaps are currently covered by separate position limits that are similar to those covering Soybean Futures Contracts.)  In any event, however, position limits could in certain circumstances effectively limit the number of Creation Baskets that the Fund can sell. Additionally, the Fund’s ability to rely on these Other Soybean Interests may be further limited when the position limit rules discussed above become effective.

  In contrast to position limits, accountability levels are not fixed ceilings, but rather thresholds above which an exchange may exercise greater scrutiny and control over an investor, including by imposing position limits on the investor.  In light of the position limits discussed above, the CBOT has not set any accountability levels for Soybean Futures Contracts.

In addition to position limits, the exchanges set daily price fluctuation limits on futures contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Currently for example, the CBOT currently imposes an initial $3,500 per contract maximum daily price fluctuation limit on Soybean Futures Contracts.  This limit is based off the previous trading day’s settlement price.  If two or more Soybean Futures Contract months within the first seven listed non-spot contracts close at the

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limit, the daily price limit increases to $5,250 per contract for the next business day and to $8,000 per contract for the next business day if the limit is met again.

On March 12, 2014, the CME announced that, subject to CFTC approval, it would replace its previous fixed price fluctuation limits with variable price limits. The change was approved and went into effect May 1, 2014 and amended Appendix A, Chapter 11 (Soybean – Daily Price Limits) to read as follows:

Daily price limits for Soybean futures are reset every six months. The first reset date would be the first trading day in May based on the following: Daily settlement prices are collected for the nearest July contract over 45 consecutive trading days before and on the business day prior to April 16th. The average price is calculated based on the collected settlement prices and then multiplied by seven percent. The resulting number rounded to the nearest 5 cents per bushel, or 50 cents per bushel, whichever is higher will be the new initial price limits for Soybean futures and will become effective on the first trading day in May and will remain in effect through the last trading day in October.

The second reset date would be the first trading day in November based on the following: Daily settlement prices are collected for the nearest November contract over 45 consecutive trading days before and on the business day prior to October 16th. The average price is calculated based on the collected settlement prices and then multiplied by seven percent. The resulting number, rounded to the nearest 5 cents per bushel, or 50 cents per bushel, whichever is higher, will be the new initial price limits for Soybean futures and will become effective on the first trading day in November and will remain in effect through the last trading day in next April.

There shall be no trading in Soybean futures at a price more than the initial price limit above or below the previous day’s settlement price. Should two or more Soybean futures contract months within the first seven listed non-spot contracts (or the remaining contract month in a crop year, which is the September contract) settle at limit, the daily price limits for all contract months shall increase by 50 percent the next business day, rounded up to the nearest 5 cents per bushel. If no Soybean futures contract month settles at the expanded limit the next business day, daily price limits for all contract months shall revert back to the initial price limit the following business day. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

Should any futures component of the Soybean Complex (Soybean, Soybean Meal. and Soybean Oil) trigger a 50 percent expansion of the price limit, the daily price limits for other futures components shall also increase by 50 percent on the same day (rounded up to the nearest 5 cents per bushel for Soybean futures; 5 dollars per ton for Soybean Meal futures, and 0.5 cents per pound for Soybean Oil futures). If no futures component contract month settles at the expanded limits, daily price limits for all futures components of the Soybean Complex shall revert back to their respective initial price limits the following business day.

FCMs

The CEA requires all FCMs, such as the Funds’ clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs

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are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense.  Rather, the Fund’s margin deposits and cash reserves are maintained in Treasury Securities and interest is earned on 100% of the Fund’s available assets, which include unrealized profits credited to the Fund’s accounts

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on September 19, 2011 until March 31, 2014.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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SOYB NAV - Inception to March 31, 2014
$30.00
$29.00
$28.00
$27.00
$26.00
$25.00
$24.00
$23.00
$22.00
$21.00
$20.00
11/16/2011
1/16/2012
3/16/2012
5/16/2012
7/16/2012
9/16/2012
11/16/2012
1/16/2013
3/16/2013
5/16/2013
7/16/2013
9/16/2013
11/16/2013
1/16/2014
3/16/2014
SOYB NAV

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PART II

Information Not Required in the Prospectus

Item 13.       Other Expenses of Issuance and Distribution

      Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount

SEC registration fee (actual)	$29,025
NYSE Arca Listing Fee	$5,000
FINRA filing fees	$25,500
Blue Sky expenses	n/a
Auditor’s fees and expenses	$20,000
Legal fees and expenses	$118,000
Printing expenses	$5,000
Miscellaneous expenses	n/a

Total	$202,525

Item 14.       Indemnification of Directors and Officers

The Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates.  All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the

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Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.       Recent Sales of Unregistered Securities

      Not applicable.

Item 16.       Exhibits and Financial Statement Schedules

      (a) Exhibits

3.1(1)	Second Amended and Restated Declaration of Trust and Trust Agreement of the registrant.

3.2(2)	Certificate of Trust of the registrant.

3.3(3)	Instrument establishing the Fund.

5.1(9)	Opinion of Reed Smith LLP relating to the legality of the Shares.

8.1(9)	Opinion of Reed Smith LLP with respect to federal income tax consequences.

10.1(3)	Form of Authorized Purchaser Agreement.

10.2(5)	Amended and Restated Distribution Services Agreement.

10.3(5)	Amendment to Amended and Restated Distribution Services Agreement.

10.4(5)	Second Amendment to Amended and Restated Distribution Services Agreement.

10.5(4)	Global Custody Agreement

10.6(4)	Services Agreement.

10.7(4)	Transfer Agency and Service Agreement.

10.8(1)	Distribution Consulting and Marketing Services Agreement
10.9(7)	Third Amendment to Amended and Restated Distribution Services Agreement
23.1*	Consent of Reed Smith LLP.
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23.2(9)	Consent of Independent Registered Public Accounting Firm.

(1) Previously filed as like-numbered exhibit to Post-Effective Amendment No. 1 to Registration Statement No. 333-162033, filed on October 22, 2010 and incorporated by reference herein.

(2) Previously filed as like-numbered exhibit to Registration Statement No. 333-162033, filed on September 21, 2009 and incorporated by reference herein.

(3) Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-167590, filed on March 9, 2011 and incorporated by reference herein.

(4) Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 3 to Registration Statement No. 333-162033, filed on March 29, 2010 and incorporated by reference herein.

(5) Previously filed as like-numbered exhibit to Current Report on Form 8-K for the Teucrium Corn Fund, filed on November 1, 2011 and incorporated by reference herein.

(6) Incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 for Teucrium Commodity Trust (File No. 333-167590) filed on June 26, 2012.

(7) Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 for Teucrium Commodity Trust (File No. 333-167590) filed on March 31, 2014.

(8) Incorporated by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 for Teucrium Commodity Trust (File No. 333-167590) filed on May 2, 2014.

(9) Filed herewith.

(*) Included in Exhibit 5.1.

(b) Financial Statement Schedules

 The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.       Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Brattleboro, state of Vermont, on June 24, 2014.

Teucrium Commodity Trust

By:	Teucrium Trading, LLC, Sponsor

By:	/s/ Dale Riker
Name:	Dale Riker
Title:	Principal Executive Officer, Secretary and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

*
Sal Gilbertie	President/Chief Investment Officer/Member of the Sponsor	June 24, 2014

/s/ Dale Riker
Dale Riker	Secretary/Chief Executive Officer/Principal Executive Officer/Member of the Sponsor	June 24, 2014

*	Chief Financial Officer/Chief Accounting Officer/
Barbara Riker	Chief Compliance Officer/Principal Financial Officer	June 24, 2014

*		June 24, 2014
Steve Kahler	Chief Operating Officer

*		June 24, 2014
Carl N. Miller III	Member of the Sponsor

* Signed by Dale Riker pursuant to a power of attorney signed by each of the persons noted above and filed as part of the Registration Statement on Form S-1 for Teucrium Commodity Trust, No. 333-196210, filed on May 23, 2014.

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EXHIBIT INDEX

5.1	Opinion of Reed Smith LLP relating to the legality of the Shares
8.1	Opinion of Reed Smith LLP with respect to federal income tax consequences
23.2	Consent of Independent Registered Public Accounting Firm